UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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BEYOND MEAT, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BEYOND MEAT, INC.
119 STANDARD STREET, EL SEGUNDO, CALIFORNIA 90245
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:00 a.m. Pacific Time on Wednesday, May 19, 2021
Dear Stockholders of Beyond Meat, Inc.:
The 2021 annual meeting of stockholders (the “Annual Meeting”) of Beyond Meat, Inc., a Delaware corporation (“Beyond Meat”), will be held virtually, via live webcast at www.virtualshareholdermeeting.com/BYND2021, on Wednesday, May 19, 2021 at 8:00 a.m. Pacific Time, for the following purposes, as more fully described in the accompanying proxy statement:
1.To elect three Class II directors to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending December 31, 2021;
3.To hold an advisory (non-binding) vote on the frequency of future stockholder advisory votes to approve the compensation paid to the company’s named executive officers; and
4.To transact such other business as may properly come before the Annual Meeting or any postponements, adjournments or continuations thereof.
Our board of directors has fixed the close of business on March 23, 2021 as the record date (the “Record Date”) for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
On or about April 9, 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the sixteen-digit control number located on your Notice or proxy card.
We appreciate your continued support of Beyond Meat.
By Order of the Board of Directors,
Ethan Brown
Founder, President, Chief Executive Officer and Board Member
El Segundo, California
April 9, 2021
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote during the meeting, you must follow the instructions from your broker, bank or other nominee.

TABLE OF CONTENTS

PAGE

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8
Board of Directors Composition	8
Director Candidate Selection and Evaluation	8
Board Diversity and Tenure	11
Information Regarding Director Nominees and Continuing Directors	12
Nominees for Director	12
Continuing Directors	13
Corporate Governance Strengths	16
Director Independence	16
Board of Directors Leadership Structure	18
Lead Independent Director; Executive Sessions of Independent Directors	18
Role of the Board in Risk Oversight	19
Information Security and Risk Oversight	19
Environmental, Social and Governance Oversight	20
Human Capital Management	22
Corporate Governance Guidelines	23
Listening to Our Stockholders	23
Code of Business Conduct and Ethics	24
Director Orientation and Continuing Education	24
Meetings of the Board of Directors	24
Board Committees	24
Membership and Functions of the Committees of the Board	25
Compensation Committee Interlocks and Insider Participation	27
Communications with the Board of Directors	27
Director Compensation	28
Director and Officer Indemnification Agreements	31
PROPOSAL NO. 1 ELECTION OF DIRECTORS	32
Nominees	32
Vote Required	32
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33
Fees Paid to the Independent Registered Public Accounting Firm	33
Auditor Independence	34
Pre-Approval Policies and Procedures	34
Vote Required	34
REPORT OF THE AUDIT COMMITTEE	35
EXECUTIVE OFFICERS	36
PROPOSAL NO. 3 ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES TO APPROVE THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS	39
Vote Required	39
COMPENSATION DISCUSSION AND ANALYSIS	40
Executive Summary	40
Compensation Practices and Governance Policies	43
Our Compensation Philosophy	43
Fiscal 2020 NEO Compensation Details	44
Compensation Setting Process	51
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ii | | 2021 Proxy Statement

BEYOND MEAT, INC.
PROXY STATEMENT
FOR 2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:00 a.m. Pacific Time on Wednesday, May 19, 2021
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2021 annual meeting of stockholders (the “Annual Meeting”) of Beyond Meat, Inc., a Delaware corporation (“Beyond Meat”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held virtually via live webcast on Wednesday, May 19, 2021 at 8:00 a.m. Pacific Time. The Annual Meeting can be accessed via the Internet at www.virtualshareholdermeeting.com/BYND2021 where you will be able to attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. You will not be able to attend the Annual Meeting physically in person.
Our board of directors has fixed the close of business on March 23, 2021 as the record date (the “Record Date”) for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement, the form of proxy and our annual report is first being mailed on or about April 9, 2021 to all stockholders entitled to vote at the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
The information provided in the “question and answer” format below is for your convenience only. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Why are you holding a virtual Annual Meeting and how can stockholders attend?
We will be hosting the Annual Meeting via live webcast only. In addition to supporting the health and well-being of our stockholders and other meeting participants during the coronavirus (“COVID-19”) pandemic, we also believe hosting our Annual Meeting virtually helps to expand access, facilitate stockholder attendance, reduce costs and enable improved communication. It also reduces the environmental impact of our Annual Meeting. To participate in our virtual Annual Meeting, visit www.virtualshareholdermeeting.com/BYND2021 with your 16-digit control number included in the Notice, on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank or other nominee if you are a street name stockholder, as described below.
The Annual Meeting live webcast will begin promptly at 8:00 a.m. Pacific Time on Wednesday, May 19, 2021. Stockholders may vote and submit questions while attending the meeting online. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures. The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet
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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
connection wherever they intend to participate in the Annual Meeting. Participants should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform at www.virtualshareholdermeeting.com/BYND2021.
What matters am I voting on and how does the board of directors recommend that I vote?

PROPOSAL	BOARD OF DIRECTORS VOTING RECOMMENDATION
PROPOSAL NO. 1 The election of three Class II directors to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified.	FOR each nominee
PROPOSAL NO. 2 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending December 31, 2021.	FOR
PROPOSAL NO. 3 Advisory (non-binding) vote on the frequency of future stockholder advisory votes to approve the compensation paid to the company’s named executive officers.	FOR ONE YEAR FREQUENCY
Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. You may be asked to consider any other business that properly comes before the Annual Meeting.
Who is entitled to vote?
Holders of our common stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 63,007,488 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each share of our common stock held by a stockholder on the Record Date will be entitled to one vote for each of the director nominees and one vote for each of the other proposals. We do not have cumulative voting rights for the election of directors.
Stockholders of Record: Shares Registered in Your Name
If shares of our common stock are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy and indicate your voting choices directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders
If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares in the manner provided in the voting instructions you receive from your broker, bank or other
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nominee. However, because a street name stockholder is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
PROPOSAL NO. 1 The election of three Class II directors to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified.
Our amended and restated bylaws (“Bylaws”) state that, to be elected, a nominee must receive a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of withholding a vote or a broker non-vote) will have no effect on the outcome of this proposal.

PROPOSAL NO. 2 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending December 31, 2021.
The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting and are voted for or against the proposal. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. Broker non-votes will also have no effect on the outcome of this proposal.

PROPOSAL NO. 3 Advisory (non-binding) vote on the frequency of future stockholder advisory votes to approve the compensation paid to the company’s named executive officers.
For the advisory (non-binding) vote on the frequency of future stockholder advisory votes to approve the compensation paid to the company’s named executive officers, the frequency receiving the highest number of votes from the holders of shares present in person or by proxy at the Annual Meeting and entitled to vote thereon will be considered the frequency preferred by the stockholders. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. Broker non-votes will also have no effect on the outcome of this proposal. However, because this proposal is a non-binding advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our human capital management and compensation committee will consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote to approve the compensation paid to our named executive officers.

Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.
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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting and conduct business under our Bylaws and Delaware law. The presence in person or represented by proxy of the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non‑votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are five ways to vote:
•By Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 18, 2021 (have your Notice or proxy card in hand when you visit the website);
•By toll-free telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on May 18, 2021 (have your Notice or proxy card in hand when you call);
•By scanning the QR code in your Notice or proxy card with your mobile device until 11:59 p.m. Eastern Time on May 18, 2021;
•By completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or
•By attending the virtual meeting by visiting www.virtualshareholdermeeting.com/BYND2021, where you may vote electronically and submit questions during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website.
VOTING VIA THE INTERNET, MOBILE DEVICE OR BY TELEPHONE IS FAST AND CONVENIENT, AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND TABULATED. VOTING EARLY WILL HELP AVOID ADDITIONAL SOLICITATION COSTS AND WILL NOT PREVENT YOU FROM VOTING ELECTRONICALLY DURING THE ANNUAL MEETING IF YOU WISH TO DO SO.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. As discussed above, if you are a street name stockholder, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
If you have questions about the matters described in this proxy statement, how to submit your proxy or if you need additional copies of this proxy statement, the proxy card or voting instructions, you should contact Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by Internet, mobile device or by telephone;
•completing and returning a later-dated proxy card;
•notifying the Secretary of Beyond Meat, Inc., in writing, at Beyond Meat, Inc., 119 Standard Street, El Segundo, California 90245; or
•attending and voting electronically at the virtual Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Ethan Brown (our President and Chief Executive Officer) and Teri L. Witteman (our Chief Legal Officer and Secretary) have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described in this proxy statement. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is postponed, adjourned or continued, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 9, 2021 to all stockholders entitled to vote at the Annual Meeting.
Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
We have retained the services of Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies and will pay Innisfree a base fee of $25,000 for these services, plus any related costs and expenses. We will bear the total expense of the solicitation that will include, in addition to the amounts paid to Innisfree, amounts paid for printing and postage and to reimburse banks, brokerage firms and others for their expenses in forwarding proxy solicitation material. Although the principal distribution of proxy materials will be through the Internet, solicitation of proxies will also be made by mail. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my broker, bank or other nominee vote my shares if I fail to provide timely directions?
Brokers, banks and other nominees holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending December 31, 2021. Absent direction from you, your broker, bank or other nominee will not have discretion to vote on the election of directors and the advisory (non-binding) vote on the frequency of future stockholder advisory votes to approve the compensation paid to our named executive officers which are both “non-routine” matters. If the broker, bank or other nominee that holds your shares in street name returns a proxy card without voting on a non-routine proposal because it did not receive voting instructions from you on that proposal, this is referred to as a “broker non-vote.” Broker non‑votes are considered in determining whether a quorum exists at the Annual Meeting. The effect of broker non‑votes on the outcome of each proposal
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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
to be voted on at the Annual Meeting is explained above under “How many votes are needed for approval of each proposal?”
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
What is the deadline to propose stockholder actions and director nominations for consideration at next year’s annual meeting of stockholders?
Rule 14a-8 Stockholder Proposals
As prescribed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders. For a Rule 14a-8 stockholder proposal to be timely and considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, the proposal must comply with all applicable requirements of Rule 14a-8 and our Secretary must receive the written proposal at our principal executive offices not later than December 10, 2021. Stockholder proposals should be addressed to:
Beyond Meat, Inc.
Attention: Secretary
119 Standard Street
El Segundo, California 90245
Advance Notice Stockholder Proposals
Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proper proposal, including director nominations, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Any such advance notice stockholder proposal, including director nominations, must comply with all of the requirements set forth in our restated certificate of incorporation, Bylaws and applicable laws, rules and regulations. Our Bylaws provide that, for business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must be a stockholder of record at the time of the giving of the notice, (ii) the stockholder must be entitled to vote at the meeting, (iii) the business must be a proper matter for stockholder action, and (iv) the stockholder must give timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. For an advance notice stockholder proposal, including director nominations, to be timely for our 2022 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices at the address listed directly above:
•not earlier than January 19, 2022; and
•not later than February 18, 2022.
In the event that we hold our 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of an advance notice stockholder proposal must be received no earlier than the close of business on the 120th day before our 2022 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to our 2022 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of the 2022 annual meeting of stockholders is first made.
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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
You are advised to review our Bylaws, which contain additional requirements regarding advance notice stockholder proposals, including director nominations.
Availability of Bylaws
A copy of our Bylaws is available via the SEC’s website at https://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
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BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE
Board of Directors Composition
Under our restated certificate of incorporation, our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors is currently composed of nine members. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, disqualification or removal. Our restated certificate of incorporation provides that no director may be removed from our board of directors except for cause and only by the affirmative vote of the holders of at least two‑thirds of the voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors.
Our board of directors is divided into three classes of directors each serving a staggered three-year term. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Directors are assigned to each class in accordance with resolutions adopted by our board of directors, with the number of directors in each class to be divided as nearly equal as reasonably possible. In the event of any increase or decrease in the authorized number of directors, each director then serving will continue as a director of the class of which the director is a member, and the newly created or eliminated directorships resulting from such increase or decrease will be apportioned by our board of directors among the three classes of directors so that no one class has more than one director more than any other class.
Our restated certificate of incorporation provides that, unless otherwise determined by our board of directors or as provided by law, any vacancy occurring on our board of directors and any newly created directorship resulting from any increase in the authorized number of directors will be filled by the affirmative vote of a majority of the directors then in office. Any director elected to fill a vacancy or a newly created directorship will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires and until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.
Director Candidate Selection and Evaluation
Our board of directors is responsible for nominating members for election to our board of directors and for filling vacancies on the board of directors that may occur between annual meetings of stockholders. Our nominating and corporate governance committee is responsible for identifying, evaluating and recommending candidates to our board of directors for board membership. Our nominating and corporate governance committee may use outside consultants to assist in identifying candidates. When formulating its board membership recommendations, our nominating and corporate governance committee may also consider advice and recommendations from stockholders, our board, management and others as it deems appropriate.
Stockholder Recommendations
Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our board of directors may do so by delivering a written recommendation addressed to Beyond Meat, Inc., Attn: Secretary, 119 Standard Street, El Segundo, California 90245, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.
With respect to such director nominee, submissions must include (i) the individual’s full name, age and business and residence address, (ii) the individual’s principal occupation or employment, (iii) the number of shares of our common stock beneficially owned by the individual and the date or dates such shares were acquired, (iv) all other information relating to the individual that would be required to be disclosed in the solicitations of proxies for the
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
election of directors in an election contest or Section 14(a) under the Exchange Act, (v) whether such individual meets the independence requirements of Nasdaq and (vi) any additional information required by our Bylaws. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Identification and Evaluation of Nominees for Directors

Our nominating and corporate governance committee annually reviews the needs of the board of directors in terms of independence, skills and characteristics in connection with evaluating recommendations for election or re-election.

Candidates are identified with input from our board of directors, stockholders, management and outside consultants.

Our nominating and corporate governance committee considers certain factors, including, but not limited to, the qualifications, independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and recommends nominees to the board of directors.

Our board of directors evaluate the qualifications of the recommended candidates and selects nominees.

Our stockholders vote on director nominees at our annual meeting of stockholders.
Our nominating and corporate governance committee is responsible for developing and recommending to our board of directors for determination any specific minimum qualifications that must be met, any specific qualities or skills that are necessary for one or more of our board members to possess, and the desired qualifications, expertise and characteristics of our board members, with the goal of developing an experienced and highly qualified board with a diverse background and skillset, that contribute to the total mix of viewpoints and experience represented on our board of directors. In evaluating potential candidates for our board of directors, our nominating and corporate governance committee will consider these factors, as well as director tenure, in light of the specific needs of our board of directors at that time and any legal requirements. Our nominating and corporate governance committee evaluates each individual in the context of our board as a whole, with the objective of recommending for nomination directors that will best serve the interests of the company and our stockholders. Among the criteria our nominating and corporate governance committee and our board may consider are experience and diversity; and with respect to diversity, our board may consider such factors as gender, race, ethnicity, differences in professional background, experience at policy-making levels in business, finance and other areas, education, skill and other individual qualities and attributes. Our nominating and corporate governance committee, in making its recommendations, will also consider the number of other public company boards and other boards of which a prospective nominee is a member, as well as a prospective nominee’s other professional responsibilities. Directors are expected to regularly attend meetings of our board of directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings.
Our nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Selection of 2021 Director Nominees
In 2020, our nominating and corporate governance committee retained Boardspan, a board management, recruiting and governance firm, to assist with identifying potential director nominees. The functions performed by Boardspan included identifying qualified candidates, conducting interviews and presenting qualified candidates to our nominating and corporate governance committee for consideration. Based on the recommendation of the nominating and corporate governance committee, our board of directors has nominated Sally Grimes, Muktesh “Micky” Pant and Ned Segal for election to the board as Class II directors. Mr. Segal is an incumbent director. Ms. Grimes and Mr. Pant were brought to the attention of the nominating and corporate governance committee and recommended by non-management members of our board and our CEO. In 2020, Mr. Pant served as a consultant to Beyond Meat. Ms. Grimes and Mr. Pant have been nominated for election to the seats currently held by Bernhard van Lengerich and Donald Thompson, each of whom will serve out the remainder of their terms as Class II directors through the Annual Meeting.
The experiences, qualifications and skills of each of the nominees for election as a director at the Annual Meeting and for each of the continuing members of our board of directors that our board of directors considered in the nomination of such director or in concluding why the director should continue serving on our board, are included below the individual biographies on the following pages. Our board of directors concluded that each nominee should serve as a director based on the specific experience and attributes listed below and, in the case of Mr. Segal, his previous service on our board of directors, including the insight each nominee brings to our board of directors’ functions and deliberations.

BOARD OF DIRECTORS EXPERIENCE AND SKILLS
✓	Managing High Growth Businesses	✓	Board and Executive Leadership
✓	Finance and Accounting	✓	Public Company Board Membership
✓	Risk Management	✓	Operation of Global Organizations
✓	Technology and Cyber Risk	✓	Sustainability and Corporate Responsibility
✓	Research, Development and Innovation	✓	Diversity
✓	Consumer Packaged Goods	✓	Entrepreneurship

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Board Diversity and Tenure
Our board of directors believes that a diversity of experience, tenure, gender, race, ethnicity, age and other factors contributes to effective governance over the affairs of the company for the benefit of its stockholders. We do not have a formal policy on director diversity; however, our corporate governance guidelines recommend that nominees be selected on the basis of a number of factors, including diversity. There are no limits on the number of three-year terms that may be served by a director and there is no fixed retirement age for directors. Our average tenure of all continuing directors and director nominees is five years.
Assuming all of the proposed Class II director nominees are elected, 33% of our board of directors will be diverse based on gender as well as race/ethnicity.

Race/Ethnicity
1 African American
2 Asian/Pacific Islander
33%
People of Color
6 White
White
Asian/Pacific Islander
African American

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Information Regarding Director Nominees and Continuing Directors
The following table sets forth the names, ages as of March 31, 2021, and certain other information for each of the nominees for election as a director at the Annual Meeting and for each of the continuing members of our board of directors following the Annual Meeting. Full biographical information follows the table.

NAME	CLASS	AGE	POSITION	DIRECTOR SINCE	CURRENT TERM EXPIRES	EXPIRATION OF TERM FOR WHICH NOMINATED	INDEPENDENT	AUDIT COMMITTEE	HUMAN CAPITAL MANAGEMENT AND COMP. COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Director Nominees:
Sally Grimes	II	50	Nominee	-	-	2024	X
Ned Segal	II	46	Director/ Nominee	2018	2021	2024	X
Muktesh “Micky” Pant	II	66	Nominee	-	-	2024	X
Continuing Directors:
Ethan Brown	III	49	Founder, President, CEO and Director	2009	2022	-
Diane Carhart	III	66	Director	2016	2022	-	X
Seth Goldman(C)	I	55	Director	2013	2023	-
Raymond J. Lane(L)	III	74	Director	2015	2022	-	X
Christopher Isaac “Biz” Stone	I	47	Director	2012	2023	-	X
Kathy N. Waller	I	62	Director	2018	2023	-	X
______________________
Legend: (C) Chair of the Board | (L) Lead Independent Director |    Chair |    Member |    Audit Committee Financial Expert

Nominees for Director
SALLY GRIMES
Director Nominee
Sally Grimes has served as the Chief Executive Officer of Clif Bar & Company since June 2020. Prior to joining Clif Bar, Ms. Grimes served in a number of senior roles at Tyson Foods (NYSE:TSN), including the Group President of Prepared Foods for Tyson Foods from August 2017 to January 2020, President of Retail from January 2017 to August 2017 and Chief Global Growth Officer & President, International from August 2014 to January 2017. Ms. Grimes joined Tyson Foods through the acquisition of The Hillshire Brands Company, where she served as Chief Innovation Officer & President, Gourmet Foods Group from July 2012 to August 2014. Prior to joining Hillshire, Ms. Grimes served as Global Vice President of Marketing for Sharpie at Newell Rubbermaid from June 2007 to July 2012. Ms. Grimes also held several roles during her time in brand management at Kraft Foods from July 1997 to June 2007.

Ms. Grimes has been recognized by leading business publications including being named one of Fortune’s Most Powerful Women to Watch in 2019 and one of Fast Company’s Most Creative People in Business in 2012. She was also recognized by Crain’s Business as one of The Most Powerful Women in Chicago Business in 2019. Ms. Grimes has served on the board of directors of the Midtown Educational Foundation and the Economic Club of Chicago since June 2019. Ms. Grimes also served on the board of directors of Numerator, a Vista Private Equity portfolio company, from October 2019 to October 2020. Ms. Grimes holds a BS degree in Finance from Valparaiso University and an MBA from the University of Chicago Booth School of Business. We believe that Ms. Grimes is
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qualified to serve on our board of directors due to her extensive experience working in the food industry and her significant leadership experience.
MUKTESH “MICKY” PANT
Director Nominee
Muktesh “Micky” Pant retired from Yum Brands in January 2018 after 13 years of service, most recently as the Chief Executive Officer of Yum China Holdings (NYSE:YUMC). Mr. Pant joined Yum Brands in 2005 as its Chief Marketing Officer and served in a number of senior roles of increasing responsibility, including Chief Executive Officer of Yum Restaurants International, Chief Executive Officer of KFC Globally, President of Taco Bell International and Chief Concept Officer of Yum Brands. Mr. Pant was appointed Chief Executive Officer of the China Division of Yum Brands in 2015 and played a key role in the spin-off of Yum China as a separate company and its successful listing on the New York Stock Exchange in 2016. In 2018, Mr. Pant retired as Chief Executive Officer of Yum China Holdings and served as Vice Chairman of the Board and Senior Advisor until May 2020. Mr. Pant served as a consultant to Beyond Meat from March 3, 2020 through December 31, 2020 pursuant to a consulting agreement between Mr. Pant and the company.
Mr. Pant has four decades of experience in marketing and international business and has lived and worked in the United States, China, the United Kingdom and India. Prior to working for Yum Brands, Mr. Pant worked at Reebok International, serving in various roles from 1994 to 2004, including Chief Marketing Officer. Mr. Pant also worked at PepsiCo India from 1992 to 1994 and at Unilever in India and the United Kingdom from 1976 to 1990.
Mr. Pant has been a member of the board of directors of Primavera Capital Acquisition Corporation, a special purpose acquisition company listed on the NYSE (NYSE:PV-UN) since January 2021. Mr. Pant previously served as a member of the board of directors of Pinnacle Foods (NYSE:PF) from December 2014 to June 2018 and as a member of its audit committee from 2015 to 2018. Mr. Pant holds a B Tech degree in Chemical Engineering from the Indian Institute of Technology, Kanpur and is a recipient of the Institute’s Distinguished Alumnus Award. We believe that Mr. Pant is qualified to serve on our board of directors because of his extensive experience working in the food and beverage industry, including leadership positions with quick serve restaurants, and his public company board experience.
NED SEGAL
Member of the Audit Committee
Ned Segal has served as a member of our board of directors since November 2018. Mr. Segal has served as the Chief Financial Officer of Twitter, Inc. (NYSE: TWTR) since August 2017. From January 2015 to August 2017, Mr. Segal served as Senior Vice President of Finance of Intuit Inc. (NASDAQ: INTU), a business and financial software company. From April 2013 to January 2015, Mr. Segal served as Chief Financial Officer of RPX Corporation, a former publicly traded company that provides patent risk management and discovery services. From 1996 to April 2013, Mr. Segal held various positions at The Goldman Sachs Group, Inc. (NYSE: GS), most recently as Head of Global Software Investment Banking. Mr. Segal has been a member of the board of directors of TS Innovation Acquisitions Corp. (NASDAQ: TSAI) since November 2020 and currently serves on its Audit Committee and Chair of its Compensation Committee. Mr. Segal holds a BS degree in Spanish from Georgetown University. We believe that Mr. Segal is qualified to serve on our board of directors because of his experience in finance at a number of major public companies.
Continuing Directors
ETHAN BROWN
Founder, President and Chief Executive Officer
Ethan Brown is the founder of Beyond Meat and has served as our President and Chief Executive Officer and as a member of our board of directors since our inception in 2009. He also serves as a director of The PLANeT Partnership, our joint venture with PepsiCo, Inc., and served as our Secretary since our inception to September
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2018. Mr. Brown began his career with a focus on clean energy and the environment, serving as an energy analyst for the National Governors’ Center for Best Practices. He then joined Ballard Power Systems (NASDAQ: BLDP), a hydrogen fuel-cell company, being promoted from an entry-level manager to reporting directly to the Chief Executive Officer before leaving to found Beyond Meat.
Mr. Brown also created and opened a center for fuel reformation and has held several industry positions, including Vice Chairman of the Board at The National Hydrogen Association and Secretary of the United States Fuel Cell Council. He is a Henry Crown Fellow at the Aspen Institute and, along with Beyond Meat, is the recipient of the United Nation’s highest environmental accolade, Champion of the Earth (2018). Mr. Brown holds an MBA from Columbia University, an MPP with a focus on Environment from the University of Maryland and a BA in History and Government from Connecticut College. We believe Mr. Brown’s strategic vision for our company and his expertise in technology and business operations makes him qualified to serve on our board of directors.
DIANE CARHART
Member of the Audit Committee
Diane Carhart has served as a member of our board of directors since January 2016. In March 2021, Ms. Carhart retired as Chief Financial Officer of the US Yogurt Division of Lactalis, a multinational dairy products corporation, a position she held since October 2020. Ms. Carhart served as Chief Financial Officer of Stonyfield Farm, Inc., an organic yogurt maker, from April 1992 to October 2020, and also served as Chief Operating Officer from August 2006 to October 2020. Ms. Carhart has a BS degree in Accounting from the University of Connecticut and an MBA degree with a finance concentration from Boston University. We believe that Ms. Carhart is qualified to serve on our board of directors because she has more than 40 years in accounting, finance and operations management with 29 years in the food industry.
SETH GOLDMAN
Chair of the Board
Seth Goldman joined Beyond Meat as a member of our board of directors in February 2013. Mr. Goldman served as Executive Chair of Beyond Meat from October 2015 through February 2020. Mr. Goldman is the Co-Founder of Eat the Change, and has served as Chief Change Agent of Eat the Change since March 2020. He is also a co-founder of PLNT Burger, a quick-serve restaurant concept. Mr. Goldman was the TeaEO Emeritus and Innovation Catalyst for The Coca-Cola Company’s Venturing & Emerging Brands, a part-time position he held from November 2015 through December 2019. Mr. Goldman co-founded Honest Tea Inc., a bottled organic tea company, in February 1998, which was later sold to The Coca-Cola Company, and previously served as Honest Tea’s President and TeaEO until 2015.
In 2015, Mr. Goldman was named the #1 Disruptor by Beverage World and Beverage Executive of the Year by Beverage Industry magazine. He has also been recognized as an Ernst & Young Entrepreneur of the Year and by the Washington DC Business Hall of Fame. In 2018, Partnership for a Healthier America recognized Mr. Goldman with its Visionary CEO award. Mr. Goldman is the co-chair of the Yale School of Management’s Entrepreneurship Advisory Board and, since January 2008, has served on the advisory board of Bethesda Green, a local sustainability non-profit he co-founded. He also served on the board of Ripple Foods, a dairy-free plant-based milk company from November 2015 to October 2020, the advisory board of the American Beverage Association from 2013 to 2019 and the Yale School of Management from July 2013 to March 2020. Mr. Goldman is a National Association of Corporate Directors ("NACD") Board Leadership Fellow and has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive corporate governance program for directors.
Mr. Goldman has a BA degree in Government from Harvard College and a Masters of Private & Public Management degree from Yale School of Management and is a Henry Crown Fellow of the Aspen Institute. We believe that Mr. Goldman is qualified to serve on our board of directors due to his extensive experience working at fast-growing brands in the food and beverage industry, his experience founding and building an entrepreneurial company and his knowledge of sustainable business practices.
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RAYMOND J. LANE
Lead Independent Director
Member of the Human Capital Management and Compensation Committee
Raymond J. Lane has served as a member of our board of directors since February 2015. Mr. Lane has been a Managing Partner at GreatPoint Ventures, a venture capital firm, since March 2015. Mr. Lane has served as a Partner Emeritus and Advisor of Kleiner, Perkins, Caufield & Byers LLC, a venture capital firm, since April 2013 and was a Managing Partner of Kleiner, Perkins, Caufield & Byers LLC from September 2000 to April 2013. Mr. Lane has served on the board of directors of Hewlett Packard Enterprise Company (NYSE: HPE) from November 2015 to the present and is currently a member of its Technology Committee. In addition, Mr. Lane previously served as executive Chairman of Hewlett-Packard Company from September 2011 to April 2013 and as non-executive Chairman of Hewlett-Packard Company from November 2010 to September 2011.
Prior to joining Kleiner Perkins, Mr. Lane was President and Chief Operating Officer and a director of Oracle Corporation, a software company. Mr. Lane serves on the Board of Trustees of Carnegie Mellon University, including as Chairman of the Board from July 2009 to July 2015. He also serves on the board of directors of Special Olympics International. Mr. Lane holds a BS degree in Mathematics and an honorary Ph.D. in Science from West Virginia University. We believe that Mr. Lane is qualified to serve on our board of directors due to his experience in working with entrepreneurial companies and his experience on other public company boards of directors.
CHRISTOPHER ISAAC “BIZ” STONE
Chair of the Nominating and Corporate Governance Committee
Christopher Isaac “Biz” Stone has served as a member of our board of directors since January 2012. Mr. Stone is a Co-founder of Twitter, Inc. (NYSE: TWTR) where he has served as Creative Director since 2006 with a hiatus as Advisor between 2012 and 2017. Mr. Stone was the Co-Founder and Chief Executive Officer at Jelly Industries, Inc. from January 2013 to March 2017. Mr. Stone served as Special Advisor to the founders of Pinterest from March 2017 to March 2018, has been a Visiting Fellow at Oxford University since August 2015, has served as an advisor to The Global AI Council since August 2018, and is an active angel investor in companies such as Slack, Square and Intercom. In addition to Twitter, Inc., Mr. Stone co-founded A Medium Corporation in January 2012, which provides an online publishing platform, and has served as a member of its board of directors since January 2012 and as Creative Director from February 2012 to April 2013.
Mr. Stone was also Chairman of the Board of Polaroid Swing, Inc. from July 2016 to November 2017 and was an independent director of Workpop, Inc. from September 2014 until May 2017. His honors include Inc. magazine’s Entrepreneur of the Decade, TIME magazine’s 100 Most Influential People in the World, GQ magazine’s Nerd of the Year and The Economist’s “Innovation Award.” We believe that Mr. Stone is qualified to serve on our board of directors due to his extensive experience in working with entrepreneurial companies.
KATHY N. WALLER
Chair of the Audit Committee
Member of the Nominating and Corporate Governance Committee
Kathy N. Waller has served as a member of our board of directors since November 2018. Ms. Waller retired from The Coca-Cola Company (NYSE: KO) in March 2019 after more than 30 years of service, most recently as Executive Vice President, Chief Financial Officer and President, Enabling Services prior to her retirement. Ms. Waller joined The Coca-Cola Company in 1987 as a senior accountant in the Accounting Research Department and served in a number of accounting and finance roles of increasing responsibility. From July 2004 to August 2009, Ms. Waller served as Chief of Internal Audit. In December 2005, she was elected Vice President of The Coca-Cola Company, and in August 2009, she was elected Controller. In August 2013, she became Vice President, Finance and Controller, assuming additional responsibilities for corporate treasury, corporate tax and finance capabilities, and served in that position until April 2014, when she was appointed Chief Financial Officer and elected Executive Vice President. Ms. Waller assumed expanded responsibility for The Coca-Cola
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Company’s strategic governance areas when she was also appointed to serve as President, Enabling Services, on May 1, 2017.
Ms. Waller has been a member of the board of directors of Delta Air Lines, Inc. (NYSE: DAL) since July 2015, and currently serves on its Audit, Corporate Governance and Personnel and Compensation Committees. Ms. Waller has been a member of the board of directors of CGI Inc. (NYSE: GIB) since December 2018 and currently serves on its Audit and Risk Management Committee. Ms. Waller joined the board of directors of Cadence Bancorporation in May 2019 and serves on its Risk Committee and Compensation Committee. Previously she served on the board of directors of Coca-Cola FEMSA, S.A.B. de C.V and Monster Beverage Corporation. In addition, she is a member of the Board of Trustees of Spelman College and The Woodruff Arts Center. She received a BA degree in History from the University of Rochester and an MBA in Accounting and Finance from the Simon Business School at the University of Rochester. We believe that Ms. Waller is qualified to serve on our board of directors because she has more than 30 years of experience in accounting and finance at a major public company.

Corporate Governance Strengths
We are committed to good corporate governance, which promotes the long-term interests of our stockholders and strengthens our board of directors and management accountability and helps build public trust in Beyond Meat. Highlights of our corporate governance practices include the following:

✓	Over 60% of incumbent directors are independent	✓	Lead independent director
✓	Single class of stock with equal voting rights	✓	100% independent committee members
✓	No hedging of company securities by directors or officers with limited exceptions for pledging	✓	Diverse board and robust director nominee selection process
✓	Director participation in orientation and continuing education	✓	Robust code of business conduct and ethics and corporate governance guidelines
✓	Risk oversight by full board and committees	✓	Annual board of directors and committee self‑evaluations
✓	Periodic reviews of committee charters, code of business conduct and ethics and corporate governance guidelines	✓	All audit committee members qualify as “audit committee financial experts” under SEC rules

Director Independence
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members and human capital management and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. To be considered to be independent for purposes of Rule 10A-3 and under Nasdaq rules, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the
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board of directors, or any other board of directors committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. To be considered independent for purposes of Rule 10C-1 and under Nasdaq rules, our board of directors must affirmatively determine that each member of the human capital management and compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a human capital management and compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and director nominees, and considered whether any director or director nominee has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director and director nominee concerning his or her background, employment and affiliations, including family relationships and direct and indirect investments in plant-based food companies and other businesses, our board of directors determined that each of Messrs. Lane, Pant, Stone, Segal and Thompson and Mses. Carhart, Grimes and Waller do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors or director nominees is “independent” as that term is defined under the applicable rules of the SEC and the listing standards of Nasdaq. For Mr. Pant, the board of directors also took into account his consulting agreement with Beyond Meat, which terminated on December 31, 2020, in determining Mr. Pant's independence. Messrs. Brown, Goldman and Dr. van Lengerich are not independent under Nasdaq’s independence standards. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director and director nominee has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the transactions involving them described in the section titled “Related Person Transactions.” There are no family relationships among any of our directors, director nominees or executive officers.
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Board of Directors Leadership Structure
Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as our company continues to grow. Under our corporate governance guidelines, our board of directors does not require the separation of the offices of the chair and the chief executive officer. Our board of directors may choose its chair in any way that it considers in the best interests of our company. The duties of the chair of the board, lead independent director and chief executive officer are set forth in the following table and further described below.

CHAIR OF THE BOARD	LEAD INDEPENDENT DIRECTOR	CHIEF EXECUTIVE OFFICER
•Provides guidance to the Chief Executive Officer	•Calls special meetings of our board of directors	•Sets strategic direction of the company
•Presides over meetings of the full board of directors	•Presides over executive sessions of the independent directors	•Sets the day-to-day leadership and performance of our company
•Calls special meetings of our board of directors	•Serves as a liaison between the chair and the chief executive officer and the independent directors	•Provides general supervision, direction and control of the business and affairs of the company
	•Consults with the chair and the chief executive officer regarding information sent to our board of directors in connection with its meetings	•Presides at all meetings of the stockholders
Currently, Seth Goldman serves as chair of the board and Ethan Brown serves as chief executive officer. Mr. Goldman served as executive chair from October 2015 through February 2020. Raymond J. Lane serves as our lead independent director. Our chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while our chair of the board provides guidance to our chief executive officer and presides over meetings of the full board of directors. Our board of directors believes that this overall structure of a separate chair of the board and chief executive officer, combined with a lead independent director, results in an effective balancing of responsibilities, experience and independent perspectives that meets the current corporate governance needs and oversight responsibilities of our board of directors.
Our board of directors has concluded that the current leadership structure is appropriate at this time. However, our nominating and corporate governance committee will periodically consider this leadership structure and make recommendations to the board of directors with respect thereto as our nominating and corporate governance committee deems appropriate.

Lead Independent Director; Executive Sessions of Independent Directors
Under our Bylaws, our board of directors may, in its discretion, elect a lead independent director from among its members that are independent directors. Raymond J. Lane currently serves as our lead independent director.
Under our Bylaws, our lead independent director will preside at all meetings at which the chair of the board is not present, may call special meetings of our board of directors, and will exercise such other powers and duties as may be assigned by our board of directors. Under our corporate governance guidelines, our lead independent director will, among other things, preside over executive sessions of the independent directors; serve as a liaison between the chair and the chief executive officer and the independent directors; consult with the chair and the chief executive officer regarding information sent to our board of directors in connection with its meetings; have the authority to call meetings of our board of directors and meetings of the independent directors; be available under appropriate circumstances for consultation and direct communication with stockholders; and perform such other functions and responsibilities as requested by our board of directors from time to time. Our lead independent
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director will also encourage direct dialogue between all directors (particularly those with dissenting views) and management.
To encourage and enhance communication among independent directors, and as required under applicable Nasdaq rules, our independent directors will meet in regularly scheduled executive sessions, on a periodic basis but no less than twice a year, at which only independent directors are present. Any independent director can request that an additional executive session be scheduled.

Role of the Board in Risk Oversight
One of the key functions of our board of directors is to oversee our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address the risks inherent in their respective areas of oversight as described below. This risk process includes regular discussions with management about our major risk exposures, their potential impact on our business and management strategies for adequately mitigating and managing identified risks.

BOARD OF DIRECTORS
•Oversees the company’s program to prevent and detect violations of law, regulation or company policies and procedures.	•Monitors and assesses strategic risk exposure.	•Reviews periodic reports from each of the committees on their areas of risk oversight.
AUDIT COMMITTEE
•Reviews our major financial risk exposures and the steps our management has taken to monitor and control these exposures.	•Monitors compliance with legal and regulatory requirements.	•Reviews cybersecurity risks and incidents and any other risks and incidents relevant to the Company’s computerized information system controls and security.
HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE
•Assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk‑taking.	•Oversees and assesses and risks associated with the company’s human capital management policies and strategies.	•Employs an independent compensation consultant to assist in designing and reviewing compensation programs, including the potential risks created by the programs.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
•Oversees risks associated with board organization, membership and structure, and corporate governance.	•Monitors risks associated with the company’s environmental, social and governance program.	•Oversees compliance with key corporate governance policies, including the company’s corporate governance guidelines.
Information Security and Risk Oversight
The audit committee, which is comprised entirely of independent directors, is responsible for reviewing cybersecurity risks and incidents relevant to the company’s computerized information system controls and security. To mitigate risks posed by cybersecurity incidents and attacks, we have developed a cybersecurity program led by the company’s Senior Director of IT, that is designed to protect the confidentiality, integrity and availability of the company’s products, data and systems. The Senior Director of IT provides the audit committee with a cybersecurity report at least annually which outlines the cybersecurity business support across the organization, external risks and mitigation strategies, risks and opportunities, monitoring and incident reporting, data loss prevention tools, key systems and IT controls.
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Environmental, Social and Governance Oversight
Our mission is to create nutritious plant-based meats that taste delicious and deliver a consumer experience that is indistinguishable from that provided by animal-based meats. We strive to operate in an honest, socially responsible and environmentally sustainable manner and are committed to help solve the major health and global environmental issues which we believe are caused in part by an animal-based protein diet and existing industrial livestock production. Beyond Meat's brand commitment, Eat What You Love™, represents a strong belief that there is a better way to feed our future and the planet. By shifting from animal-based meat to plant-based meat, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare.
We understand the importance of integrating Environmental, Social and Governance (“ESG”) factors into our day-to-day business strategy, particularly given the critical role that our mission plays in our strategy and operations. As part of the development of our ESG program, we have conducted a materiality analysis to determine which ESG issues are relevant to our business (“ESG Materiality Analysis”). The relevant ESG issues that we identified as a result of the ESG Materiality Analysis are displayed in the image below.
The environmental impacts of our products, climate change management, the safety and quality of the products we produce and how we manage our supply chain were all identified as highly relevant as a result of the ESG Materiality Analysis. We continue to work on leveraging the ESG Materiality Analysis to create comprehensive ESG goals that will assist us with our commitment to ensuring responsible and sustainable business practices within our organization.
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Environmental
Carbon Footprint
We completed our first carbon footprint assessment in 2020 to better understand the emissions produced at every stage in the value chain. This exercise has informed our thinking on the areas of opportunity for reducing our carbon footprint throughout our business and will be a critical component of our ESG strategy.
Water Efficiency Facility Practices
In our facilities, we leverage a series of practices to enable the efficient use of water. We use reverse osmosis practices that improve water quality and our ability to reuse potable water. We offer resource management training programs, and we are in the process of implementing a supplier code of conduct that covers environmental and social expectations for our suppliers.
Social
Employee Health and Safety during COVID-19
The health and safety of our employees is a top priority for us. As a result, during COVID-19, we established a COVID-19 cross-functional task force that meets regularly and continually monitors and tracks relevant data including guidance from local, national and international health agencies. This task force works closely with our senior leadership team and is instrumental in making critical, timely decisions. In response to COVID-19, we have taken, and continue to take, the following safety measures to ensure the health and safety of our employees as well as the communities in which we operate:
•Allow employees to work remotely where feasible;
•Engaged an epidemiologist advisor to establish appropriate safety standards across all of our locations;
•Engaged an industrial hygienist to check the air quality and overall safety practices at our El Segundo offices;
•Implemented enhanced safety measures including mandatory face coverings, physical distance requirements, temperature checks, deep cleaning and disinfectant protocols, and hand sanitizing stations for employees continuing critical on-site work at all locations;
•Provide employee-wide training on COVID-19 safety measures;
•Reorganized the lay-out of our innovation lab in El Segundo to allow for increased social distancing;
•Implemented staggered shifts for employees continuing critical on-site work at all locations to allow for increased social distancing;
•Restrict company travel to essential business travel that requires prior multi-level approvals; and
•Provide free onsite weekly COVID-19 testing for all employees located at our El Segundo offices.
The task force is committed to continuing to communicate to our employees as more information is available to share and also continues to evaluate our operations in light of federal, state and local guidance, evolving data concerning COVID-19 and the best interests of our employees.
Feeding Our Communities
To address COVID-19’s impact on rising food insecurity, particularly in low-income and marginalized communities, we committed to a Feed A Million+ pledge. Mobilizing our brand ambassadors, initiative partners and celebrity influencers, in 2020 we donated and distributed more than one million Beyond Burgers and nourishing meals at no cost to food banks, healthcare workers, frontline responders and communities in need across the country.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Governance
ESG Oversight
Our nominating and corporate governance committee, with the assistance of the ESG Executive Steering Committee (“ESG Committee”) comprised of certain members of our executive management team, will have oversight responsibility of our ESG program. The ESG Committee is responsible for reviewing our progress towards achieving our sustainability goals as well as reviewing ESG trends and reporting ESG risks that could impact our operations, performance and reputation to the nominating and corporate governance committee.
As part of our ESG governance oversight, we plan to develop and implement ESG-related policies that outline our perspective on and approach to managing our ESG risks and opportunities.
Human Capital Management
Our board of directors believe that our human capital management initiatives are vital to the success of our company and is actively engaged in overseeing our people and culture strategy. In 2021, our board of directors delegated oversight responsibility of our human capital management efforts including, but not limited to, diversity, equity and inclusion, and development and retention, to our compensation committee, which was renamed the human capital management and compensation committee.
Diversity and Inclusion
We are committed to diversity and inclusion across all aspects of our company. We have developed a diversity and inclusion framework that is centered on minimizing subjectivity via data-driven decisions to reduce the risk of bias and ensure that everyone owns responsibility for inclusive behaviors and actions across the organization. We have established hiring principles that focus on our mission to hire people from diverse backgrounds who will add to our culture. We also provide diversity and inclusion education and training to all of our employees and provide our management with additional diversity training. In addition, we are actively working on our diversity and inclusion roadmap, which we plan to implement in 2021, that will be focused on 4 pillars: workplace inclusion, employee experience, inclusive brand and community.
Mission, Culture and Engagement
Our business is driven by our mission and core values and our corporate culture reflects that. As a result, we strive to maintain a highly motivated and skilled work force committed to our mission and our company. We believe we have a unique culture which promotes employee engagement, collaboration and innovation. We promote employee engagement by organizing various employee activities that are aligned with our mission, such as promoting employee participation in our partnership with the Gentle Barn to rescue farm animals and enhance our commitment to building a healthier planet, as well as our Feed A Million+ campaign where our ambassadors and employees were given the opportunity to nominate frontline workers they wanted to support with free meals provided by Beyond Meat. We continue to promote employee engagement during COVID-19 by organizing various virtual employee activities. We also conduct periodic employee engagement surveys to allow us to assess and improve employee retention and engagement.
Total Rewards and Pay Equity
We strive to attract and retain diverse, high caliber employees who raise the talent bar by offering competitive compensation and benefit packages, regardless of their gender, race or other personal characteristics. We regularly review and survey our compensation and benefit programs against the market to ensure we remain competitive in our hiring practices. We aim to provide employee salaries that are competitive and consider factors such as an employee’s role and experience, the location of their job and their performance. We also review our compensation practices, both in terms of our overall workforce and individual employees, to ensure our pay is fair and equitable. In addition to our competitive salaries, to enhance our employees’ sense of participation in the
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company and to further align their interests with those of our stockholders, we offer equity packages to all of our salaried employees. We also offer a variety of comprehensive medical benefits to our employees. In addition to medical benefits, we offer our employees dental and vision coverage, health savings and flexible spending accounts, paid time off, 18 paid company holidays, 16-week paid parental leave at 100% pay, bereavement leave, pet bereavement leave, employee assistance programs, a 401(k) retirement savings plan with company matching contributions, voluntary short-term and long-term disability insurance, and life insurance.
Development and Retention
We endeavor to hire, develop and retain talent that continuously raises the performance bar. We try to encourage, support and compensate our employees based on our philosophy of recognizing and rewarding exceptional performance. We achieve this by focusing on development, performance, goals and accomplishments in ongoing conversations with our employees. We believe that performance and development is an ongoing process in which all employees should be active participants. We recently rolled out a new performance acceleration program that is based on a coaching feedback and continuous learning model. The new performance acceleration program will focus on setting quarterly goals that are aligned with the company’s goals, giving and receiving feedback focused on goal progress, accomplishments and development, and the modification of individual actions to drive business results. This program is designed to incentivize and reward employee accountability and achievement of performance goals, while recognizing exceptional performance.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines that address items such as:

• director qualifications and criteria;
• size and composition of the board;
• director independence;
• chair of the board and lead independent director;
• board meetings;
• director responsibilities and selection;
• employee and stockholder communications with our board of directors;
• executive sessions;
• board of directors committees;

• attendance at annual meeting of stockholders;
• director compensation;
• director orientation and continuing education;
• director access to officers and employees and authority to retain and access advisors;
• succession planning;
• CEO and executive officer performance reviews;
• performance evaluation of our board of directors and its committee;
• conflicts of interest; and
• director and senior executive stock ownership.

Listening to Our Stockholders
Our board of directors welcomes feedback from stockholders on our board composition, governance practices and policies, executive compensation framework and other matters related to our strategy and performance. During 2020, we received valuable feedback from stockholders, as well as appreciation of our ongoing outreach efforts and acknowledgment of our engagement with stockholders. As a result of various feedback and discussions with stockholders, the board of directors has committed to instituting a majority voting standard for the election of directors prior to our 2024 annual meeting of stockholders.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, contractors and consultants. Our code of business conduct and ethics is available under the “Investors” section of our website at https://investors.beyondmeat.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, or our directors on the same website. We will also provide a copy of our code of business conduct and ethics, free of charge, to any stockholder upon written request to Beyond Meat, Inc., 119 Standard Street, El Segundo, California 90245.

Our code of business conduct and ethics addresses items such as:

• legal compliance;
• insider trading;
• international business laws;
• lawsuits, legal proceedings and record preservation;
• conflicts of interest;
• corporate opportunities
• financial integrity and public reporting;

• conduct of senior financial employees;
• gifts and entertainment;
• political contributions;
• competition and fair dealing;
• confidentiality;
• media contracts and publications; and
• equal opportunity.

Director Orientation and Continuing Education
Our company provides for an orientation process for new directors that includes background material, meetings with senior management and visits to company facilities. The Board encourages all directors to stay abreast of developing trends for directors from the variety of sources available. Directors may be expected, based on the recommendations of our nominating and corporate governance committee, to participate in continuing educational programs relating to our company’s business, corporate governance or other issues pertaining to their directorships in order to maintain the necessary level of expertise to perform their responsibilities as directors. We also provide all directors with NACD membership.

Meetings of the Board of Directors
Our board of directors held ten meetings (including regularly scheduled and special meetings) during 2020. No director attended fewer than 75% of the total number of meetings of our board of directors and of any board committees of which he or she was a member during 2020. Under our corporate governance guidelines, directors are invited and encouraged to attend our annual meeting of stockholders, either in person, telephonically or virtually. Eight directors were in attendance at our 2020 annual meeting of stockholders.

Board Committees
Our board of directors has an audit committee, a human capital management and compensation committee, and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. Copies of the charters for each standing committee are available under the “Investors” section of our website at https://investors.beyondmeat.com. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.
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Membership and Functions of the Committees of the Board

AUDIT COMMITTEE Members: Kathy N. Waller, Chair Diane Carhart Ned Segal Number of Meetings Held in 2020: 5
Our audit committee’s responsibilities include:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and overseeing performance of the independent registered public accounting firm;
•reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;
•reviewing our financial statements and our critical accounting policies and estimates;
•reviewing our internal audit function;
•reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls, or audit matters;
•overseeing our policies on risk assessment and risk management, including cybersecurity risk;
•reviewing our policies on corporate communications, insider trading and anti- corruption;
•overseeing compliance with our code of business conduct and ethics, including reviewing and assessing conflicts of interest;
•reviewing related-party transactions; and
•pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.
Each member of our audit committee meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Our board of directors has determined that all three members of our audit committee are “audit committee financial experts” as such term is defined under the SEC rules implementing SOX Section 407.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

HUMAN CAPITAL MANAGEMENT AND COMPENSATION
COMMITTEE
Members:
Donald Thompson, Chair*
Raymond J. Lane
Number of Meetings
Held in 2020: 6

* Mr. Thompson intends to serve as a member and chair of the human capital management and compensation committee through the end of his term as a director at the Annual Meeting.

Our human capital management and compensation committee’s responsibilities include:
•oversight of our human capital management, including policies and strategies regarding recruiting, engagement, retention, employee learning, career development and progression, succession planning, diversity and inclusion, and employment practices;
•reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers, including our chief executive officer;
•reviewing and assessing our management development and succession plans for our CEO and other executive officers;
•reviewing whether our compensation programs and policies, including any incentive plans, incentivize unnecessary and excessive risk taking;
•reviewing and approving any employment, change in control, severance or termination arrangements with our executive officers;
•reviewing, approving and administering incentive compensation and equity compensation plans;
•reviewing and approving our overall compensation philosophy; and
•making recommendations regarding non-employee director compensation to our full board of directors.
Each member of our human capital management and compensation committee meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. In addition, each member of our human capital management and compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 of the Exchange Act.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Members: Christopher Isaac “Biz” Stone, Chair Kathy N. Waller Number of Meetings Held in 2020: 3
Our nominating and corporate governance committee’s responsibilities include:
•identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
•overseeing the evaluation and the performance of our board of directors and of individual directors;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•making recommendations to our board of directors for the creation of additional board committees or dissolution of board committees;
•overseeing our corporate governance practices;
•overseeing and reviewing our ESG activities, programs and public disclosure; and
•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
Each member of our nominating and corporate governance committee meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations.

Compensation Committee Interlocks and Insider Participation
During fiscal 2020, Donald Thompson and Raymond J. Lane served on our human capital management and compensation committee. None of the members of our human capital management and compensation committee is or has been an officer or employee of our company and none had or have any relationships with the company during the last completed fiscal year that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or human capital management and compensation committee.
Communications with the Board of Directors
Stockholders and other interested parties may communicate with our board of directors as a whole, the chair, lead independent director or the independent directors as a group, by writing to our board of directors c/o Secretary, Beyond Meat, Inc., 119 Standard Street, El Segundo, California 90245. All mail received will be opened and communications that relate to matters that are within the scope of the responsibilities of our board of directors will be forwarded to the chair, the lead independent director or the independent directors as a group, as applicable. If the correspondence is addressed to our board of directors, the chair will share it with the other board members if the chair determines it is appropriate for our board of directors to review such correspondence.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Compensation
Under our outside director compensation policy, which was developed with Compensia, Inc., an independent compensation consulting firm (“Compensia”), we compensate non-employee directors for their service on our board of directors with a combination of cash and equity awards under our 2018 Equity Incentive Plan (the “2018 Plan”), the amounts of which are intended to be commensurate with their role and involvement. The compensation program for our non-employee directors is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Directors are also reimbursed for their reasonable expenses for attending board and committee meetings.
Directors who are also our employees receive no additional compensation for their service as directors. During 2020, Mr. Brown, our founder, president and chief executive officer, did not receive compensation under our outside director compensation policy. Mr. Goldman, our chair of the board, who served as our executive chair and provided services under a consulting agreement, received compensation under our outside director compensation policy beginning in February 2020 upon the termination of the consulting agreement between Mr. Goldman and our company.
Our human capital management and compensation committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and making recommendations to our board of directors as to non-employee director compensation. Our human capital management and compensation committee has periodically reviewed and assessed the level, type and form of compensation paid to our non-employee directors. When completing its review prior to our IPO, our human capital management and compensation committee considered the results of an analysis completed by Compensia that included non-employee director compensation trends and data from companies comprising our executive officer compensation peer group at the time. As a result of that analysis, our human capital management and compensation committee recommended and our board of directors approved our outside director compensation program on the terms described below. In February 2021, our human capital management and compensation committee reviewed our non-employee director compensation program with input from Willis Towers Watson and determined not to make any changes at this time in light of the ongoing COVID-19 pandemic.
Cash Compensation
Under our outside director compensation policy, we pay our non-employee directors an annual cash retainer for service on our board of directors and an additional annual cash retainer for service on each committee on which the director is a member, payable in equal quarterly installments in arrears, pro-rated based on the days served in the applicable quarter. Our chair of the board, lead independent director and chair of each committee receive higher annual cash retainers for service in such roles. For each person who is elected or appointed for the first time to be an outside director, the first quarterly installment of the annual retainers set forth below will be paid for the first quarter that ends on or after the date of his or her initial election or appointment to be an outside director, prorated based on service during the quarter.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The cash compensation paid to our non-employee directors for service on our board of directors and for service on each committee of our board of directors on which the director is a member is as follows:

BOARD COMMITTEE	MEMBER ANNUAL CASH RETAINER	CHAIR ANNUAL CASH RETAINER(1)	LEAD INDEPENDENT DIRECTOR ANNUAL CASH RETAINER(1)
Board of Directors	$40,000	$67,500	$48,000
Audit Committee	$7,500	$17,500	$—
Human Capital Management and Compensation Committee	$5,000	$10,000	$—
Nominating and Corporate Governance Committee	$3,000	$8,000	$—
______________________
(1)In lieu of amount shown in member annual cash retainer column.

Equity Compensation
Initial Grant
Under our outside director compensation policy, each non-employee director elected or appointed to our board of directors for the first time is entitled to receive two restricted stock unit (“RSU”) awards upon the date of his or her initial election or appointment as a non-employee director. The first RSU award will have an RSU value of $195,000 and will vest in equal monthly installments over the 3-year period following the grant date, subject to the director continuing in service through the applicable vesting date. The second RSU award will have an RSU value of $105,000, pro-rated based on the number of full months that are expected to lapse between the non-employee director’s election or appointment to our board of directors and the next annual meeting of stockholders, and will vest in substantially equal monthly installments over such pro-rated period, subject to the director continuing in service through the applicable vesting date.
Annual Grant
On the date of each annual meeting of stockholders, each director whose service as a non-employee member of our board of directors will continue following such annual meeting will be granted an RSU award having an RSU value of $105,000. This RSU award will vest in equal monthly installments over the 12-month period following the grant date, subject to the director continuing in service through the applicable vesting date.
RSU Value
For purposes of RSU awards granted under our outside director compensation policy, the RSU value will equal the number of shares of common stock subject to the RSU award multiplied by the average closing price of a share of our common stock as quoted on the Nasdaq Global Select Market over the thirty (30) trading days preceding the grant date.
Vesting Acceleration
Non-employee directors’ RSU awards will vest in full immediately prior to, and contingent upon, a change in control of the company if the non-employee director remains in continuous service as a member of the board of directors until immediately prior to the change in control.
Award Limitations
The 2018 Plan contains the following maximum limits on the size of the equity awards that can be granted to each of our non-employee directors in any calendar year: total calendar year equity awards may not, when taken together with cash compensation received for service as a non-employee director for such calendar year, exceed $650,000 (or $900,000 in the non-employee director’s first calendar year of service as such). These maximum
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
limits do not reflect the intended size of any potential grants or a commitment to make any equity award grants to our non-employee directors in the future. For purposes of the foregoing limit, the value of stock options and stock appreciation rights will be calculated using the Black-Scholes valuation methodology on the date of grant, and the value for all other types of equity awards will be determined by either (i) calculating the product of the fair market value per share on the date of grant and the aggregate number of shares subject to the award, or (ii) calculating the product using an average of the fair market value over a number of trading days and the aggregate number of shares subject to the award.
Non-Employee Director Compensation Table
The following table provides information for all compensation awarded to, earned by or paid to each person who served as a non-employee director in the year ended December 31, 2020. As a named executive officer, the compensation received by Mr. Brown is shown below in “Executive Compensation: Summary Compensation Table.”

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Diane Carhart	47,500	138,939	—	186,439
Seth Goldman(3)	56,378	138,939	40,421	235,738
Raymond J. Lane	53,000	138,939	—	191,939
Bernhard van Lengerich	40,000	138,939	—	178,939
Ned Segal	47,500	138,939	—	186,439
Christopher Isaac “Biz” Stone	48,000	138,939	—	186,939
Donald Thompson	50,000	138,939	—	188,939
Kathy N. Waller	60,500	138,939	—	199,439
______________________
(1)Includes all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees. Amount shown for Mr. Goldman was prorated from February 28, 2020 after he resigned as executive chair and became eligible to receive compensation under our outside director compensation policy.
(2)The dollar amounts reported in this column represents the aggregate grant date fair value for financial statement reporting purposes of the annual RSU awards granted to the non-employee directors on May 21, 2020 under the 2018 Plan, as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The grant date fair value of the RSU awards is measured based on the closing price of our common stock on the date of grant excluding the impact of estimated forfeitures. This amount does not reflect the actual economic value that was realized upon the vesting of the award or may be realized upon the sale of the common stock underlying such award. As of December 31, 2020, each non-employee director held 422 outstanding RSU awards. As of December 31, 2020, the following non-employee directors held outstanding stock option awards: Mr. Goldman (134,155), Ms. Carhart (28,436), Mr. Segal (16,734) and Ms. Waller (16,734). No other non-employee directors held outstanding stock option awards as of December 31, 2020.
(3)“All other compensation” reflects amounts earned by Mr. Goldman under a consulting agreement with us for service in January and February 2020. During such time, Mr. Goldman was not eligible to receive cash compensation under our outside director compensation policy. Effective February 27, 2020, Mr. Goldman resigned as executive chair and the consulting agreement was terminated. Following such resignation, Mr. Goldman has continued to serve in his capacity as a Class I director and our chair of the board, and is entitled to receive compensation under our outside director compensation policy described above.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director and Officer Indemnification Agreements
We have entered, and may continue to enter into, separate indemnification agreements with our directors and executive officers, which provide indemnification in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. For additional information, please see “Related Person Transactions: Indemnification of Directors and Officers.”
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PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of nine members. In accordance with our restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class II directors will be elected for a three-year term to succeed the Class II directors whose term is then expiring. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, disqualification or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Sally Grimes, Muktesh “Micky” Pant and Ned Segal as nominees for election as Class II directors at the Annual Meeting. If elected, Ms. Grimes, Mr. Pant and Mr. Segal will serve as Class II directors until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal. Ms. Grimes and Mr. Pant are not currently serving as directors of our company and have agreed to serve if elected. Mr. Segal is currently serving as a director of our company and has agreed to continue to serve if elected. For information concerning the nominees, please see “Board of Directors and Corporate Governance: Nominees for Director.”
If you are a stockholder of record and you sign your proxy card or vote by telephone, mobile device or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Ms. Grimes, Mr. Pant and Mr. Segal. We expect that each of Ms. Grimes, Mr. Pant and Mr. Segal will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not vote your shares on this matter.
Vote Required
Our Bylaws state that, to be elected, a nominee must receive a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of withholding a vote or a broker non‑vote) will have no effect on the outcome of this proposal.
Full details of our plurality voting policy for nominees are set forth in our Bylaws. A copy of our Bylaws is available via the SEC’s website at https://www.sec.gov.

The Board recommends a vote FOR each of the nominees named above.
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PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2021. Deloitte has served as our independent registered public accounting firm since 2015.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2021. Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by Delaware law, our restated certificate of incorporation or Bylaws. However, our audit committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Deloitte and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Deloitte, our board of directors may reconsider the appointment. Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by Deloitte for the years ended December 31, 2020 and 2019.

(in thousands)	2020	2019
Audit Fees(1)	$1,167,500	$822,900
Audit-Related Fees	$—	$—
Tax Fees(2)	$201,691	$32,250
All Other Fees(3)	$1,895	$1,895
Total Fees	$1,371,086	$857,045
______________________
(1)Audit Fees consist of fees for professional services rendered in connection with the audit of our consolidated financial statements, including the audited consolidated financial statements presented in our 2020 Form 10-K, review of the interim consolidated financial statements included in our quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements for those years. For 2020, which was the first year in which our independent registered accounting firm was required to issue an attestation report on our internal control over financial reporting, this category also includes fees for services rendered in connection with our registration statements related to securities offered to employees pursuant to employee benefit plans (approximately $7,500), including consents and review of documents filed with the SEC. For 2019, this category also includes fees for services rendered in connection with our registration statements related to our IPO (approximately $177,500) and our Secondary Offering (approximately $145,000), including comfort letters, consents and review of documents filed with the SEC.
(2)Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning, including assistance regarding federal, state and international tax compliance. During 2020, tax advice, planning and compliance services included services related to evaluating transactions with our international subsidiaries, a change in ownership analysis under Section 382 of the Internal Revenue Code ("Code"), and transfer pricing considerations.
(3)All Other Fees consist of fees for permitted products and services other than those that meet the criteria above.

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Auditor Independence
In our year ended December 31, 2020, there were no other professional services provided by Deloitte, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte.
Pre-Approval Policies and Procedures
Consistent with requirements of the SEC and the PCAOB regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee pre-approves all audit and permissible non‑audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All services provided by Deloitte in 2020 and 2019 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of Deloitte requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present in or represented by proxy at the Annual Meeting and are voted for or against the proposal. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of the proposal. Broker non‑votes will also have no effect on the outcome of this proposal.

The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.
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REPORT OF THE AUDIT COMMITTEE
The audit committee assists the board of directors in fulfilling its oversight responsibilities relating to the integrity of the company’s financial statements, the adequacy of internal controls, compliance with legal and regulatory requirements, the qualifications and independence of Deloitte and the performance of its audits, and such other duties as directed by the board of directors. The audit committee presently consists of three independent directors. All committee members are considered financially literate under Nasdaq rules.
Management is responsible for Beyond Meat’s system of internal control over financial reporting, the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”), and the financial reporting process, including management’s assessment of internal control over financial reporting. Deloitte is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of its audit, as to whether the consolidated financial statements are fairly presented, in all material respects, in conformity with GAAP.
The audit committee reviewed and discussed with management and the independent auditors the overall scope and process for the audit of the consolidated financial statements and internal control over financial reporting. The committee also determined that Deloitte’s provision of non-audit services in 2020 to the Company was compatible with Deloitte’s independence.
The audit committee has reviewed and discussed the company’s audited consolidated financial statements for the year ended December 31, 2020 with management. The audit committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The audit committee has also received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence.
Based on the audit committee’s review and discussions noted above, the audit committee recommended to our board of directors that such audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Kathy N. Waller (Chair)
Diane Carhart
Ned Segal
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
2021 Proxy Statement | | 35

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of March 31, 2021. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors, director nominees or executive officers.

NAME	AGE	POSITION
Ethan Brown	49	Founder, President and Chief Executive Officer, Board Member
Mark J. Nelson(1)	52	Chief Financial Officer and Treasurer
Sanjay C. Shah	52	Chief Operating Officer
Charles Muth	65	Chief Growth Officer
Dariush Ajami, Ph.D.	46	Chief Innovation Officer
Teri L. Witteman	52	Chief Legal Officer and Secretary
Beth Moskowitz	57	Chief Creative Officer
Margaret "Jackie" Trask(2)	60	Chief People Officer
______________________
(1)Mr. Nelson intends to retire from employment with the company effective May 5, 2021, following which he will provide certain consulting services to the company pursuant to a consulting agreement between Mr. Nelson and the company.
(2)Ms. Trask joined the company as Chief People Officer on March 22, 2021.

ETHAN BROWN
Founder, President and Chief Executive Officer, Board Member
Ethan Brown is the founder of Beyond Meat and has served as our President and Chief Executive Officer and as a member of our board of directors since our inception in 2009. He also serves as a director of The PLANeT Partnership, our joint venture with PepsiCo, Inc., and served as our Secretary since our inception to September 2018. Mr. Brown began his career with a focus on clean energy and the environment, serving as an energy analyst for the National Governors’ Center for Best Practices. He then joined Ballard Power Systems (NASDAQ: BLDP), a hydrogen fuel-cell company, being promoted from an entry-level manager to reporting directly to the Chief Executive Officer before leaving to found Beyond Meat. Mr. Brown also created and opened a center for fuel reformation and has held several industry positions, including Vice Chairman of the Board at The National Hydrogen Association and Secretary of the United States Fuel Cell Council. He is a Henry Crown Fellow at the Aspen Institute and, along with Beyond Meat, is the recipient of the United Nation’s highest environmental accolade, Champion of the Earth (2018). Mr. Brown holds an MBA from Columbia University, an MPP with a focus on Environment from the University of Maryland and a BA in History and Government from Connecticut College.
MARK J. NELSON
Chief Financial Officer and Treasurer
Mark J. Nelson rejoined Beyond Meat as Chief Operating Officer and Chief Financial Officer in May 2017 after briefly serving as Senior Vice President and Chief Financial Officer of Biolase (NASDAQ: BIOL), a medical device company, from March 2017 to May 2017. From February 2016 to March 2017, Mr. Nelson served as our Chief Operating Officer and Chief Financial Officer and from December 2015 to February 2016 served solely as our Chief Financial Officer. In September 2018, Mr. Nelson was also appointed Treasurer and Secretary and resigned his Chief Operating Officer position. He resigned as Secretary in May 2019. From April 2013 to November 2015, Mr. Nelson was Treasurer and Chief Financial Officer of Farmer Bros. Co. (NASDAQ: FARM), a manufacturer, wholesaler and distributor of coffee, tea, spices and culinary products. Prior to that, Mr. Nelson served as Chief Accounting Officer (April 2010 to April 2013), Vice President, Corporate Controller (June 2008 to April 2010) and Vice President and General Manager (June 2006 to May 2008) at Newport Corporation, a former publicly traded global supplier of advanced technology products and systems. He also worked at Thermo Fisher (NYSE: TMO), a
36 | | 2021 Proxy Statement

EXECUTIVE OFFICERS
biotechnology product development company, from June 2002 to October 2004, and began his career at General Electric Company (NYSE: GE) as a member of GE’s Financial Management Program. Mr. Nelson has a Bachelor of Business Administration from the University of Massachusetts at Amherst, and an MBA degree from Babson College. Mr. Nelson will be retiring from his role as Chief Financial Officer and Treasurer, effective May 5, 2021.
SANJAY C. SHAH
Chief Operating Officer
Sanjay C. Shah joined Beyond Meat as Chief Operating Officer in September 2019. Before joining Beyond Meat, Mr. Shah served as Senior Vice President of Energy Operations at Tesla, Inc. from May 2018 to September 2019 where he was responsible for the worldwide Energy business and led the North America Sales/Services/Delivery for Automotive. From January 2011 to May 2018, Mr. Shah held a variety of leadership roles at Amazon.com, Inc., increasing in responsibility over time, including as regional director for various regions from January 2011 to July 2015, and as Vice President of North American Fulfillment Centers from July 2015 to May 2018 where he was instrumental in launching numerous new fulfillment centers during his tenure, implementing robotics technology, and achieving structural cost improvements through process and tools automation. Prior to Amazon, Mr. Shah served as Managing Director, Southeast Asia of MFG.com from September 2009 to January 2011 where he successfully launched Southeast Asia operations and led revenue and customer growth. From December 2000 to August 2009, he was an Executive Director at Dell Inc., managing sales and fulfillment operations, manufacturing, distribution and global growth of customer service. Mr. Shah currently serves as a member of the board for the Tauber Institute for Global Operations at the University of Michigan. Mr. Shah received his BS degree in Mechanical Engineering from the University of Tennessee.
CHARLES MUTH
Chief Growth Officer
Charles Muth joined Beyond Meat as Chief Growth Officer in May 2017. He also serves as a director of The PLANeT Partnership, our joint venture with PepsiCo, Inc. In addition to his role at Beyond Meat, Mr. Muth serves on the board of directors of Vive Organic, a maker of wellness shots, and ZICO Rising, a coconut water company, and is a board advisor to Partake Foods, an allergy-friendly snack company. From January 2014 to January 2017, Mr. Muth led the creation of a new entrepreneurial sales and commercial organization within The Coca-Cola Company called Venturing & Emerging Brands as Senior Vice-President. From January 2010 to January 2017, Mr. Muth was Vice President of Sales at Honest Tea Inc. after its acquisition by The Coca-Cola Company. From February 2004 to January 2010, Mr. Muth was Senior Vice President of Sales and Marketing at The Philadelphia Coca-Cola Bottling Company. Prior to 2004, Mr. Muth served as the Vice President and General Manager of Joseph E. Seagram & Sons, Inc.’s global non-alcoholic beverages business unit. Mr. Muth has a BS degree in Marketing and Management from Montclair State University and an MBA degree in Finance from Fairleigh Dickinson University.
DARIUSH AJAMI
Chief Innovation Officer
Dariush Ajami, Ph.D., joined Beyond Meat in June 2015. Since July 2018, Dr. Ajami has been Chief Innovation Officer of Beyond Meat. He served as Director of Chemistry from June 2015 to August 2016, Director of Research from August 2016 to August 2017 and Vice President of Innovation from August 2017 to July 2018. Prior to joining Beyond Meat, Mr. Ajami was an Assistant Professor of Molecular Assembly at The Scripps Research Institute and Skaggs Institute of Chemical Biology from July 2008 to June 2015, where he worked on the fundamentals of molecular assembly, natural products and their applications in therapeutic development. Mr. Ajami has a BS degree in Chemistry from Isfahan University, Iran, an MS degree in Organic Chemistry from the Chemistry and Chemical Engineering Research Center of Iran, and a Ph.D. degree in Organic Chemistry from Technical University of Brunswick (Technische Universität Braunschweig), Germany.
2021 Proxy Statement | | 37

EXECUTIVE OFFICERS
TERI L. WITTEMAN
Chief Legal Officer and Secretary
Teri L. Witteman joined Beyond Meat as General Counsel and Secretary in May 2019, and has served as Chief Legal Officer since April 2021. Prior to joining Beyond Meat, Ms. Witteman was a partner with Musick, Peeler & Garrett LLP from April 2016 to May 2019, specializing in the areas of SEC compliance, corporate governance, and mergers and acquisitions. Before joining Musick Peeler, Ms. Witteman was an attorney with Anglin Flewelling Rasmussen Campbell & Trytten LLP from September 2004 to April 2016, having started her career with Latham & Watkins LLP in Los Angeles, where she focused on corporate finance and mergers and acquisitions. From December 2012 to September 2018, Ms. Witteman served as Secretary of Farmer Bros. Co. (NASDAQ: FARM), a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. Ms. Witteman received her Juris Doctor degree, Order of the Coif, from UCLA School of Law, and her BA degree in Economics, with honors and distinction, from the University of California, Berkeley.
BETH MOSKOWITZ
Chief Creative Officer
Beth Moskowitz joined Beyond Meat in December 2019. Since January 2021, Ms. Moskowitz has served as Beyond Meat’s Chief Creative Officer. Prior to her current position, she served as Head of Special Projects for Beyond Meat from December 2019 to January 2021. Ms. Moskowitz also currently serves as a Partner of Everyware Imagineable Inc., a business consulting firm, a position she has held since January 1993. Ms. Moskowitz began her career in marketing and advertising, encouraging various high-profile brands, such as Budweiser, American Airlines, American Express and Fox Sports to “think outside the box”. Ms. Moskowitz, as an entrepreneur, co-founded the e-commerce company PrimeSport/Razorgator, an online ticket reselling business in June 1995 and held the position of Vice President of Business Development until June 2012. Ms. Moskowitz is also a demonstrated philanthropist, having served as the Executive Director of Cedars-Sinai Sports Spectacular from 1995 to 2020, an organization dedicated to linking world-class athletes and innovative medical research in support of the leading nonprofit Cedars-Sinai Medical Center.
MARGARET "JACKIE" TRASK
Chief People Officer
Margaret "Jackie" Trask joined Beyond Meat as Chief People Officer in March 2021. Prior to joining Beyond Meat, Ms. Trask spent 15 years at JAFRA Cosmetics International, Inc., most recently as SVP of Worldwide Human Resources from June 2011 to March 2021 and Vice President of Worldwide Human Resources from December 2006 to March 2011. Before joining JAFRA Cosmetics International, Inc., Ms. Trask served as Vice President Human Resources & Facilities at Triad Financial Corporation from October 2004 to November 2006. Prior to that, Ms. Trask was the Founder and Principal of Baby Bouquet by Jacquelyn Revé, a start-up company manufacturing and marketing high-end natural skin care for babies, a position she held from January 2002 to September 2004. Ms. Trask served as Vice President, Business Partner Human Resources of Conexant Systems, Inc. from May 2000 to August 2001 and Director of Worldwide Compensation, Benefits, Occupational Health and Safety at Gateway from October 1998 to May 2000. Ms. Trask received her B.A., with distinction from Harvard University and an MBA from the Wharton School of Management.
38 | | 2021 Proxy Statement

PROPOSAL NO. 3 ADVISORY (NON-BINDING) VOTE ON
THE FREQUENCY OF FUTURE STOCKHOLDER
ADVISORY VOTES TO APPROVE THE COMPENSATION
PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act requires us to submit a non-binding, advisory proposal (commonly known as “Say-On-Frequency”) to our stockholders at least once every six years to determine whether non-binding, advisory votes to approve the compensation paid to our named executive officers as described in our annual proxy statements (commonly known as “Say-On-Pay”) should be held every one, two or three years. This Annual Meeting will be the first time we present our stockholders with a Say-On-Frequency proposal. Under this proposal, you may vote on whether you prefer to have a Say-On-Pay vote every year, every two years or every three years in accordance with the following resolution:
“RESOLVED, that the option of 1 year, 2 years, or 3 years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Beyond Meat, Inc. is to hold a stockholder vote to approve on a non-binding, advisory basis the compensation of the Company’s named executive officers, as disclosed in its proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
Our board of directors recommends that a Say-On-Pay vote occur every year and expects that our first Say-On-Pay vote will occur at our 2022 annual meeting of stockholders. Our board of directors believes that an annual Say-On-Pay Vote is in line with best corporate governance practices and will allow our stockholders to provide annual input on our executive compensation policies and practices.
When voting to recommend the frequency of our Say-On-Pay vote, stockholders should be aware that they are not voting “for” or “against” our board of directors’ recommendation to vote for a frequency of holding future Say-On-Pay votes every year. Rather, stockholders will be casting votes to recommend a Say-On-Pay vote occur every year, every two years or every three years, or they may abstain entirely from voting on this proposal.
Our board of directors values the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will take into account the outcome of this vote when making future decisions regarding the frequency of holding future Say-On-Pay votes. However, because this vote is advisory and non-binding on our company, the board of directors may decide that it is in the best interest of our stockholders and our company to hold the Say-On-Pay vote more or less frequently than the option selected by our stockholders.
Vote Required
For the advisory (non-binding) vote on the frequency of future stockholder advisory votes to approve the compensation paid to the company’s named executive officers, the frequency receiving the highest number of votes from the holders of shares present in person or by proxy at the Annual Meeting and entitled to vote thereon will be considered the frequency preferred by the stockholders. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. Broker non-votes will also have no effect on the outcome of this proposal. However, because this proposal is a non-binding advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our human capital management and compensation committee will consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote to approve the compensation paid to our named executive officers.

The Board recommends a vote for a frequency of ONE YEAR for the stockholder advisory vote on executive compensation
2021 Proxy Statement | | 39

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis discusses the compensation of our Named Executive Officers (“NEOs”) for fiscal 2020 and is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our executive compensation program and the compensation granted or earned by the following NEOs in fiscal 2020:

NAME	TITLE WITH THE COMPANY IN 2020
Ethan Brown	President and Chief Executive Officer
Mark J. Nelson(1)	Chief Financial Officer and Treasurer
Sanjay C. Shah	Chief Operating Officer
Charles Muth	Chief Growth Officer
Stuart Kronauge(2)	Former Chief Marketing Officer
______________________
(1)Mr. Nelson intends to retire from employment with the company effective May 5, 2021, following which he will provide certain consulting services to the company pursuant to a consulting agreement between Mr. Nelson and the company.
(2)Ms. Kronauge served as the company’s chief marketing officer from January 16, 2020 through January 21, 2021.

Executive Summary
Fiscal 2020 Business Performance Overview
Impact of COVID-19 on Our Business
The COVID-19 pandemic has brought about new challenges for our business that we have had to navigate. In 2020, we experienced a significant slowdown in our foodservice channel beginning in the latter half of March 2020, as various regions around the world implemented stay-at-home orders, social distancing measures and various restrictions on commercial operations, resulting in the closure or limited operations of many of our foodservice customers. Such closures or scaled back operations also resulted in delays in tests or launches of our products among our foodservice customers and negatively impacted the rate of our growth in 2020. We continue to partner with our quick service restaurant (“QSR”) and foodservice customers during this challenging environment by offering promotional programs to many of our foodservice partners to allow them to offer our products to consumers at reduced price points or on other promotional terms. For 2020, foodservice channel net revenues were $106.2 million as compared to $153.1 million in 2019.
This decline in foodservice channel net revenues was fully offset by the increase in retail channel net revenues in 2020 as consumers shifted toward more at-home consumption. In response to this increase in retail demand, we re-purposed and re-routed a portion of our foodservice inventory into retail SKUs and introduced Cookout Classic value packs. We also offered promotional and reduced pricing to certain of our retail customers and higher trade discounts to encourage greater consumer trial and adoption of our products. For 2020, retail channel net revenues were $300.6 million as compared to $144.8 million in 2019.
The change in mix of our distribution channels has been significant since the start of the COVID-19 pandemic, which is likely to continue to cause fluctuation in our quarterly results pending its duration, magnitude and effects. It is challenging to estimate the extent of the adverse impact of the COVID-19 pandemic on our results of operations, due to continued uncertainty regarding the duration, magnitude and effects of the COVID-19 pandemic (including any resurgences), impact of new COVID-19 variants, rollout of the COVID-19 vaccines and the public’s willingness to receive them, potential supply chain or manufacturing disruptions, and the magnitude of reduced customer traffic at our foodservice customers, or the extent to which this reduction may be offset by increased retail demand, or increasing consumer awareness of the benefits of plant-based meat products.
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COMPENSATION DISCUSSION AND ANALYSIS
Financial Overview and Highlights

Net revenues of $406.8 million	42% year-over-year velocity growth(1)
37% year-over-year growth in net revenues	+446 bps year-over-year market share growth(2)
22.6% increase in gross profit to $122.3 million	Net loss of $52.8 million, or $0.85 per common share(3)
______________________
(1)Source: SPINS Data through December 27, 2020. Includes aggregate data for Beyond Meat products across all Frozen and Refrigerated Plant-Based Meats in the US Multi Outlet (MULO) channel only.
(2)Source: SPINS Data through December 27, 2020. Includes aggregate data for Beyond Meat products across all Frozen and Refrigerated Plant-Based Meats in both the US MULO and US Natural Enhanced channels.
(3)Adjusted EBITDA was $11.8 million, or 2.9% of net revenues. For a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable GAAP financial measure, please refer to pages 75 to 76 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 1, 2021.

Business Overview and Highlights
We have increased total distribution and brand awareness over the past several years. In 2020, we continued to invest heavily in research and development to further promote our innovation strategy led by our highly respected team. We also made operational adjustments, including expanding retail distribution, expanding local production capabilities internationally and launching an e-commerce site to sell our products directly to consumers in bulk packs, to build on the successes we have had and to enable us to further scale the business.

INNOVATION
•Research and development and innovation are core elements of our business strategy, and we believe they represent a critical competitive advantage for us. Our goal is to identify large, animal-based meat product categories across our core plant-based platforms of beef, pork and poultry that exhibit long-term consumer trends. We then dedicate significant research and development resources to create authentic plant-based versions of these products that replicate the taste, texture, aroma and appearance of their animal-based equivalents.
•As of December 31, 2020, we employed over 170 scientists, engineers, researchers, technicians and chefs to help create the next generation of food for our consumers. We also operate a 30,000 square foot Manhattan Beach Project Innovation Center dedicated to product development and innovation, where we can more rapidly transition our research from benchtop to scaled production.
•Our approach of bringing to market the best innovations each year is a strategy that engages the consumer and provides feedback from which we iterate and improve. We have been able to leverage the success of our existing products and resulting brand equity to launch improved versions our existing products and create new products.
•New product launches in 2020 included Beyond Breakfast Sausage Patties, Cookout Classic value packs, Beyond Meatballs and Beyond Breakfast Sausage Links.
•We have a range of new products in our pipeline and our goal is to develop at least one new product a year, including the new Beyond Burger platform debuting in 2021, that will include two new burger patties, one of which will provide 35% less saturated fat than 80/20 beef, while the other will represent our most nutritious patty yet with 55% less saturated fat than 80/20 beef. Both new burgers are expected to have the same taste profile, have lower overall fat and fewer calories than 80/20 beef, and have B vitamins and minerals comparable to the micronutrient profile of beef.
2021 Proxy Statement | | 41

COMPENSATION DISCUSSION AND ANALYSIS

DOMESTIC AND INTERNATIONAL EXPANSION
~ 1.5x increase in manufacturing capacity(1)	~ 28,000 U.S. stores retail rollout
~ 42,000 U.S. outlets foodservice rollout	~ 52,000 International outlets retail and foodservice rollout
~122,000 total outlets worldwide	Products available in more than 80 countries worldwide
______________________
(1)As of end of Q4 2020, as compared to end of Q4 2019.

CONTINUED GROWTH IN 2020
•Continued to build out talented teams across the globe.
•Continued to focus on innovation.
•Invested 7.8% of net revenues in research and development.
•Continued to increase penetration across our retail channel and expand foodservice partnerships, including with global quick serve restaurant customers.
•Continued investment in infrastructure and capabilities to support future growth domestically and internationally.
•Acquired a manufacturing facility from one of our co-manufacturers primarily for the production of our finished goods.
•Inked a historic agreement with Jiaxing Economic & Technological Development Zone to be the first multinational company focused solely on plant-based meat production to bring its own major production facility in China.
•Expanded local production capabilities in Europe, including acquiring a manufacturing facility in Enschede, the Netherlands, to allow for end-to-end manufacturing capabilities in Europe once the facility is fully operational.
•Continued expansion in local distribution channels and global markets.
•Enhanced marketing efforts as we continue to build our brand, amplify our value proposition around taste, health and sustainability, serve as a best-in-class partner to strategic and other QSR customers to support product development and category management, and drive consumer adoption of our products.

Fiscal 2020 Executive Compensation Overview
The cornerstone of our compensation philosophy is pay for performance. We closely align the compensation paid to our NEOs with achievement of both near and long-term financial goals. Approximately 92% of the target compensation awarded in fiscal 2020 to Ethan Brown, our CEO, was performance-based or at risk, and approximately 86% of the target compensation awarded in fiscal 2020 to our other NEOs, as a group, was performance-based or at risk.
42 | | 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Alignment between 2020 Financial Performance and Executive Compensation
As discussed further below, because we did not achieve our financial performance goals for 2020, which were established and approved by our human capital management and compensation committee before COVID-19 was declared a global pandemic by the World Health Organization, none of our NEOs received an annual cash incentive payment under our Executive Incentive Bonus Plan.

PERFORMANCE GOAL	2020 (ACTUAL/TARGET)	2020 PAYOUT (% OF TARGET)
Net Revenues(1)	$406.8M/ $550.0M	0%
Net Income(1)	$(52.8)M/ $8.0M	0%
______________________
(1)Achievement of fiscal 2020 performance goals determined factoring in expense associated with bonus payouts.

Compensation Practices and Governance Policies

	WHAT WE DO		WHAT WE DON'T DO
✓	Pay for Performance. Performance-based or at risk pay represents a significant portion of our NEOs’ target total direct compensation (“Target TDC”).	✗	No Excessive Risks. Annual risk assessment of executive compensation program to ensure no excessive risk raking.
✓	Align the Interests of Executives with those of Our Stockholders. Equity compensation represents a significant portion of our NEOs’ Target TDC.	✗	No Excessive Change in Control Payments. Cash change in control payments do not exceed two times annual target cash compensation.
✓	Maximum Payout Caps. Our executive bonus plan maintains maximum payout caps to avoid excessive payments and risk-taking.	✗	No Excise Tax Gross Ups. We do not provide for “golden parachute” excise tax gross ups.
✓	All Change in Control Payments Are Double Trigger.	✗	No Excessive Perks. We do not provide any excessive perquisites to our NEOs.
✓	Independent Compensation Committee. Our human capital management and compensation committee is composed solely of independent directors.	✗	No Hedging or Pledging. All employees, including our NEOs, and our directors are prohibited from engaging in hedging or pledging our stock as collateral for a loan.
✓	Independent Compensation Consultant. Our human capital management and compensation committee directly retains an independent compensation consultant.	✗	No Repricing or Cash-out of Underwater Options. Our 2018 Equity Incentive Plan forbids the repricing and cash-out of underwater options without stockholder approval.
		✗	No Executive Pension Plans or SERPs. We only maintain a standard 401(k) plan for our NEOs.

Our Compensation Philosophy
We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive innovation and business success. In order to motivate and reward our NEOs for work that improves our long-term business performance and increases stockholder value, we have set out the following objectives:
•Align NEO compensation to the success of our business objectives;
•Align the interests of NEOs and stockholders with the goal of creating long-term stockholder value;
•Provide competitive compensation that attracts, motivates and retains top-performing NEOs; and
•Motivate NEOs to achieve results that exceed our strategic plan targets.
2021 Proxy Statement | | 43

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2020 NEO Compensation Details
Our three core elements of NEO direct compensation are base salary, an annual cash incentive opportunity and equity awards. Most compensation awarded to each NEO was “at-risk” to the NEO because it was contingent on company and individual performance. The graphic below reflects the approximate general distribution of these three core elements of NEO target total direct compensation (“Target TDC”) awarded during fiscal 2020 as determined by our human capital management and compensation committee.

CEO
Fixed 8%
Salary 8%
Cash Incentive 8%
Stock Options 42%
RSUs 42%
At risk 92%

Other NEOs
Fixed 14%
Salary 14%
Cash Incentive 8%
Stock Options 39%
RSUs 39%
At risk 86%

Base Salary		Cash Incentive
CEO	Other NEOs	CEO	Other NEOs

Stock Options		Restricted Stock Units
CEO	Other NEOs	CEO	Other NEOs

44 | | 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Base Salary
Base salaries compensate our NEOs for expected levels of day-to-day performance and are determined by each NEO’s role and responsibilities, pay at comparable companies, our budget for the coming year, historical base salary levels, and the resulting total target compensation that can be earned given the individual’s base salary, related target cash incentive opportunity, and equity awards. The base salaries for each of our NEOs for fiscal 2020 are summarized below. We did not increase the base salary for any of our NEOs for fiscal 2020 as compared to fiscal 2019.

NEO	2020 SALARY
Ethan Brown	$500,000
Mark J. Nelson	$365,000
Sanjay C. Shah	$440,000
Charles Muth	$365,000
Stuart Kronauge	$365,000
Executive Incentive Bonus Plan
Our Executive Incentive Bonus Plan (“Bonus Plan”) allows our human capital management and compensation committee to provide cash incentive awards to selected officers and key employees, including our NEOs, based upon performance goals established by our human capital management and compensation committee. Cash incentive payments can be earned by our NEOs only if we achieve a significant level of our financial performance goals, which advances our long-term strategic plans and, ultimately, stockholder value, over time. We consider these cash incentive payments to be performance-based compensation since payouts are directly tied to achievement of performance goals.
Performance goals that include our financial results may be determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or such financial results may consist of non-GAAP financial measures, and any goals or actual results may be adjusted by our human capital management and compensation committee for any reason, including without limitation, one-time items or unbudgeted or unexpected items, when determining whether the performance goals have been met.
Our human capital management and compensation committee, may, in its sole discretion and at any time, increase, reduce or eliminate an award otherwise payable to a participant with respect to any performance period. Actual awards will be paid only after they are earned, which usually requires continued employment through the date the bonus is paid unless otherwise determined by our human capital management and compensation committee. Our board of directors or our human capital management and compensation committee has the authority to amend, alter, suspend or terminate the Bonus Plan, provided such action does not impair the existing rights of any participant with respect to any earned bonus.
At the beginning of 2020, our human capital management and compensation committee approved a threshold level of performance or threshold funding goal that must be achieved before there is any funding under the Bonus Plan. Our human capital management and compensation committee also approved the cash incentive targets and performance goals that determine how much of the target may be paid to each NEO at each level of achievement of our performance goals. Upon the completion of the 2020 fiscal year, our human capital management and compensation committee reviewed the company’s performance against the predetermined performance goals to determine the amount of cash incentive payments (if any).
2021 Proxy Statement | | 45

COMPENSATION DISCUSSION AND ANALYSIS
Cash Incentive Target
A cash incentive target is the amount of cash incentive compensation that a NEO could earn if we achieve our performance goals. Targets are expressed as a percentage of the NEO’s salary. In reviewing cash incentive targets, our human capital management and compensation committee takes into consideration each NEO’s role and responsibilities, pay at comparable companies, historical compensation levels and the resulting total target compensation. The cash incentive targets for each of our NEOs for fiscal 2020 as compared to fiscal 2019 are summarized below. The primary reasons for the change in cash incentive targets for 2020 were market competitiveness and prior performance.

.NEO	FISCAL 2020 CASH INCENTIVE TARGET (% OF SALARY)	FISCAL 2019 CASH INCENTIVE TARGET (% OF SALARY)
Ethan Brown	100%	50%
Mark J. Nelson	60%	50%
Sanjay C. Shah	60%	50%
Charles Muth	60%	50%
Stuart Kronauge	50%	N/A
Threshold Funding Goal
On an annual basis, our human capital management and compensation committee sets a threshold funding goal for the Bonus Plan (i.e., 50% of the target performance goals based on such financial measures as net revenue and net income). If we fail to achieve our funding goal, no cash incentive payments will be earned under the Bonus Plan.
Performance Goals
In 2020, we established performance goals exclusively based on corporate performance metrics, rather than a mix of corporate and individual metrics, to foster teamwork among our NEOs and reflect the importance of company-wide performance to stockholder value. Our fiscal 2020 corporate financial goals and the rationale for these goals is summarized in the table below.

CORPORATE FINANCIAL GOALS	RATIONALE
2020 net revenue target	Incentivizes revenue growth and rewards efforts to expand our business.
2020 net income target	Incentivizes optimization of profitability and rewards efforts to seek profitable growth.
Our human capital management and compensation committee believed these incentives permitted our NEOs to focus on sustained performance rather than short-term accomplishments and has contributed to our revenue growth and profitability achievement.
46 | | 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2020 Funding Goal, Corporate Financial Goals and Goal Achievement
Our company performance goals for 2020, as established by our human capital management and compensation committee, are set forth in the table below.

GOAL	DESCRIPTION	WEIGHTING	PROPOSED THRESHOLD (50%)	PROPOSED TARGET (100%)	PROPOSED MAXIMUM (150%)	PROPOSED STRETCH (200%)	ACTUAL LEVEL OF ACHIEVEMENT
Net Revenues(1)	Achieve Net Revenues Target	60%	$425M	$550M	$675M	$800M	$406.8M
Net Income(1)	Achieve Net Income Target	40%	$0M	$8M	$25M	$43M	$(52.8)M
______________________
(1)Achievement of fiscal 2020 performance goals determined factoring in expense associated with bonus payouts.

Bonus Plan Payment
Despite the impact of COVID-19 on foodservice channels, the human capital management and compensation committee did not adjust the fiscal 2020 threshold funding goal, which was established in late February 2020 before COVID-19 was declared a global pandemic by the World Health Organization. Fiscal 2020 was a year of unprecedented challenges. The company incurred numerous additional costs attributable to COVID-19 which are not considered to be part of the company’s normal business activities, including repacking costs, inventory write-offs and product donations related to COVID-19.
Our human capital management and compensation committee convened in February 2021 to discuss the level of achievement of fiscal 2020 performance goals and to determine the actual incentive payments. Because the fiscal 2020 threshold funding goal was not achieved, our human capital management and compensation committee determined that no cash incentive payments would be paid under the Bonus Plan.

NEO	FISCAL 2020 CASH INCENTIVE TARGET AMOUNT	FISCAL 2020 CASH INCENTIVE PAYMENT
Ethan Brown	$500,000	$0
Mark J. Nelson	$219,000	$0
Sanjay C. Shah	$264,000	$0
Charles Muth	$219,000	$0
Stuart Kronauge	$175,020(1)	$0
______________________
(1)Ms. Kronauge's fiscal 2020 cash incentive target amount was prorated based on her start date.

Equity Awards
We believe that equity awards align the interests of our NEOs with the long-term interests of our stockholders by rewarding long-term value creation measured by our stock price and by providing retention incentives through multi-year vesting periods.
Stock Options
The purpose of our stock option grants is to align the interests of our NEOs and stockholders through incentivizing long-term stock price growth and encouraging executive retention. Stock options vest over four years and encourage long-term performance as they are only valuable if our stock price increases over time, as the awards vest. We consider stock options to be performance-based compensation given that options are at-the-money at the time of grant and have no immediate realizable gain.
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COMPENSATION DISCUSSION AND ANALYSIS
Restricted Stock Units (“RSUs”)
The purpose of our RSU grants is to align our NEOs’ interest with long-term stockholder value creation, encourage executive retention and minimize dilution. RSUs vest over four years which encourages long-term performance and helps to hold NEOs accountable for their decision-making given that the RSUs are directly subject to increases and decreases in our stock price, further aligning NEO and stockholder interests.
2020 Equity Awards – New Hire and Refresh Grants
Executives typically receive their annual target equity award value in the form of (i) a new hire equity award or (ii) a refresh equity award. Our human capital management and compensation committee granted new hire and refresh equity awards comprised of a 50/50 mix (target dollar value) of restricted stock units and stock options in fiscal 2020 to our NEOs under our 2018 Plan. Our human capital management and compensation committee believes this approximate 50/50 equity award mix (target dollar value) is appropriate for our new hire and refresh equity awards because it incentivizes our NEOs to focus on long-term value creation, since stock options and RSUs once earned, reward sustained increases in our stock price (though only to the extent the employee vests in the award by remaining in service for four years). The table below shows the new hire and refresh equity awards granted to the NEOs for fiscal 2020:

NEO	STOCK OPTIONS(1)	RSUs(2)	GRANT DATE FAIR VALUE OF EQUITY AWARDS ($)
Ethan Brown	47,596	23,798	4,830,325
Mark J. Nelson	24,680	12,340	2,503,897
Sanjay C. Shah(3)	—	—	—
Charles Muth	24,680	12,340	2,504,211
Stuart Kronauge(4)	26,442	13,221	2,680,534
______________________
(1)New hire stock options vest as to 25% of the shares subject to the option grant on the first anniversary of the vesting commencement date and as to 1/48th of the shares subject to the option grant monthly thereafter; refresh stock option grants vest as to 1/48th of the shares subject to the option grant on each monthly anniversary of the grant date.
(2)New hire RSUs vest as to 1/4th of the shares subject to the RSU grant on the first anniversary of the vesting commencement date and as to 1/16th of the shares subject to the RSU grant quarterly thereafter; refresh RSU grants vest as to 1/16th of the shares subject to the RSU grant on each quarterly anniversary of the grant date.
(3)Mr. Shah was entitled to receive a sign-on equity award described below under “Fiscal 2020 Equity Awards—Other Awards” in fiscal 2020; the company did not grant him a refresh equity award.
(4)Ms. Kronauge forfeited ¾ of her equity awards in connection with her termination of service on January 21, 2021.

Target Value
The size of the new hire or refresh equity awards granted to each NEO is based on an estimated target dollar value. Our human capital management and compensation committee considers each NEO’s role and responsibilities, historical compensation levels (with respect to refresh equity awards), pay at comparable companies and the company’s annual grant guidelines in determining awards. Our human capital management and compensation committee does not have a specific formula that weights these factors.
The target dollar value was converted into a number of shares based on the formula described in “Equity Element Allocation” below. The grant date fair value, which is disclosed in the table above and in the subsection titled "Summary Compensation Table" within the “Executive Compensation” section below reflects the accounting value on the grant date. The table below sets forth the initial target dollar value of each NEO’s new hire or refresh equity grant.
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COMPENSATION DISCUSSION AND ANALYSIS

NEO	FISCAL 2020 APPROVED TARGET DOLLAR VALUE ($)
Ethan Brown	5,400,000
Mark J. Nelson	2,800,000
Sanjay C. Shah(1)	—
Charles Muth	2,800,000
Stuart Kronauge(2)	3,000,000
______________________
(1)Mr. Shah was entitled to receive a sign-on equity award described below under “Fiscal 2020 Equity Awards: Other Awards” in fiscal 2020; the company did not grant him a refresh equity award.
(2)Ms. Kronauge forfeited ¾ of her equity awards in connection with her termination of service on January 21, 2021.

Equity Element Allocation
After choosing the estimated target dollar value for each NEO’s annual equity awards, the human capital management and compensation committee sought to allocate the dollar value equally between stock options and RSUs.
To determine the target number of RSU shares to be granted, our human capital management and compensation committee divided (x) the target dollar value by (y) an average of the closing stock price for the period of 10 consecutive trading days ending on (and including) the last trading day preceding the date of grant, rounded up to the next whole share. For stock options, our human capital management and compensation committee divided (x) the target dollar value by (y) an average of the closing stock price for the period of 10 consecutive trading days ending on (and including) the last trading day preceding the date of grant, and multiplied the resulting quotient by two, rounded up to the next whole share.
Fiscal 2020 Equity Awards – Other Awards
Our human capital management and compensation committee granted the following additional equity awards in fiscal 2020 to Mr. Shah under our 2018 Plan:

OTHER EQUITY AWARDS GRANTED TO ALL NEOS FOR FISCAL 2020
NEO	RSUs(1)	GRANT DATE FAIR VALUE OF EQUITY AWARDS ($) (2)
Sanjay C. Shah	23,666	3,026,645
______________________
(1)Fully vested RSUs granted pursuant to the terms of Mr. Shah’s offer letter with the company.
(2)The grant date fair value, which is disclosed in the table above and in the subsection titled “Summary Compensation Table” within the "Executive Compensation" section below reflects the accounting value on the grant date.

Mr. Shah’s offer letter with the company provides that the company will issue him fully vested shares of common stock pursuant to the 2018 Plan on the first anniversary of his start date and on each quarterly anniversary thereafter through the second anniversary of his start date, or if any such day falls within a blackout period under the company’s insider trading policy, on the first business day following the expiration of such blackout period, in the following amounts: (i) total shares equal to $3.5 million divided by the average closing price on the first date; and (ii) total shares equal to $875,000 divided by the average closing price on each of the four quarterly dates thereafter, with the average closing price in each case calculated based on the average closing price as reported on the Nasdaq Global Select Market for the period of 10 consecutive trading days ending on (and including) the last trading day prior to the date of grant. Our human capital management and compensation committee believes this equity award was critical in securing Mr. Shah’s employment with the company.
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COMPENSATION DISCUSSION AND ANALYSIS
Prior to commencing his role as Chief Operating Officer, Mr. Shah had more than 25 years of experience in operations, manufacturing, engineering and supply chain management. Mr. Shah’s focus on making operational excellence a sustained competitive advantage, his experience in and appetite for global expansion, along with shared values and a tireless work ethic, made him a highly desirable candidate for the position of Chief Operating Officer.
Given Mr. Shah’s level of skill and experience, the scope and criticality of the position of Chief Operating Officer and the market competitiveness in attracting a high-quality candidate like Mr. Shah, our human capital management and compensation committee determined that it was in the best interest of the company and its stockholders to approve the terms of Mr. Shah’s offer letter with the company, including the provisions related to equity awards. In addition, Mr. Shah’s new hire equity award and the equity award described in his offer letter with the company and herein, are intended to be Mr. Shah’s sole and exclusive right to equity compensation until 2023. Pursuant to the terms of his offer letter with the company, Mr. Shah is not eligible to receive additional equity awards under the 2018 Plan until 2023.
No other NEOs received equity awards other than new hire or refresh grants in fiscal 2020.
Other Benefits
General Health, Welfare and Other Benefit Plans
Our NEOs are eligible to participate in a variety of employee benefit plans on the same terms as our other employees, including medical, dental and vision care plans, life and disability insurance through TriNet, our tax-qualified 401(k) plan, including a company matching contribution thereunder, and, to the extent of any offering, our employee stock purchase plan. We believe these benefits are consistent with benefits provided by our peer group and help us to attract and retain high quality executives.
Perquisites and Other Benefits
Other than reimbursement of commuting expenses for certain NEOs and a nominal allowance toward or reimbursement of cell phone or other electronic expenses, no executive perquisites or other special executive benefits were given to our NEOs in fiscal 2020. In general, Beyond Meat and our human capital management and compensation committee do not provide perquisites to our NEOs.
Change in Control and Severance Benefits
Executive Change in Control Severance Agreements
Our human capital management and compensation committee approved change in control severance benefits for our executives in November 2018. Each of our current executive officers has entered into an agreement with the company which provide for certain cash and/or equity severance benefits in the event the executive is involuntary terminated without cause or resigns for good reason in connection with a change in control. Enhanced cash severance benefits and equity benefits are only provided if there is a “double trigger” to preserve morale and productivity, and to encourage executive retention in the event of a change in control. In addition to requiring a change in control for Beyond Meat, benefits are only provided if the eligible executive is involuntarily terminated without cause or resigns for good reason.
All such benefits are subject to certain conditions which benefit Beyond Meat, including, among other things, the executive executing a general release of claims in favor of the company and complying with the terms of his or her confidentiality agreement and all company policies.
Our human capital management and compensation committee believes these incentives will help us retain our executives, and therefore maintain the stability of our business, during the potentially volatile period accompanying a change in control.
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COMPENSATION DISCUSSION AND ANALYSIS
Potential payment obligations under the change in control severance arrangements with our NEOs are described in the subsection titled “Potential Payments upon Termination or Change in Control” in the “Executive Compensation” section below.
Limited Severance Benefits Outside of a Change in Control
Mr. Nelson has informed the company of his intention to retire from employment with the company. On February 28, 2021, the company and Mr. Nelson entered into a retirement agreement setting forth the terms of his retirement and a consulting agreement setting forth the terms of consulting services Mr. Nelson will provide to the company following his retirement. Pursuant to the retirement agreement, Mr. Nelson will continue as a full-time employee of the company, receiving the same base salary and benefits that he currently receives, until his retirement on May 5, 2021. In consideration for the release of claims and other covenants in the retirement agreement, Mr. Nelson will receive a lump sum cash payment equal to $1,000, and the company will pay the cost of monthly COBRA premiums for Mr. Nelson and his dependents for up to 18 months. Pursuant to the consulting agreement, and subject to and in consideration of Mr. Nelson’s continued service as a consultant to the company, Mr. Nelson’s outstanding equity awards will continue to vest.
In connection with her termination of service, Ms. Kronauge received (i) a lump sum cash severance payment equal to 6 months of her base salary (i.e., $182,500) and (ii) up to 6 months of company paid COBRA premiums in exchange for executing a general release of claims in favor of the company.
Our potential payment obligations under the severance arrangements with our NEOs are described in the subsection titled “Potential Payments Upon Termination or Change in Control” in the “Executive Compensation” section below.
Compensation Setting Process
Role of Human Capital Management and Compensation Committee
Under its charter, our human capital management and compensation committee is responsible for, among other things, determining the amount and form of compensation paid to our executive officers, including our CEO. In exercising this authority, our human capital management and compensation committee reviews and approves corporate goals and objectives relevant to executive officer and CEO compensation at least annually; evaluates executive officer and CEO performance in light of such goals and objectives, including the relationship of such compensation to corporate performance; and, based on such evaluation, determines the level of executive officer and CEO compensation, including base salary, bonus, incentive or performance-based compensation, and equity awards. Except with respect to determining our CEO’s compensation, our human capital management and compensation committee may delegate its authority to a subcommittee of the human capital management and compensation committee or other members of our board of directors who satisfy the eligibility criteria required of human capital management and compensation committee members. Our human capital management and compensation committee may also delegate to one or more of our officers the authority to grant stock options and other stock awards to our non-executive employees.
Our board of directors expanded the human capital management and compensation committee’s oversight responsibilities to include human capital management and approved an amendment of its charter in February 2021 to reflect expansion of our human capital management efforts including, but not limited to, diversity, equity and inclusion, development and retention.
Role of Management
Typically, our chief executive officer attends human capital management and compensation committee meetings, makes recommendations to our human capital management and compensation committee regarding compensation for the other executive officers, but is not present during discussion, deliberation and decisions regarding his own compensation. Our human capital management and compensation committee then reviews the
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COMPENSATION DISCUSSION AND ANALYSIS
recommendations and other data and makes decisions as to the total compensation for each executive officer, as well as the allocation of the amount of total compensation between base salary, bonus, incentive or performance-based compensation, and equity awards. No executive officer has any role in approving his or her own compensation. Our human capital management and compensation committee regularly meets in executive session, without members of the management team present, when discussing and approving executive compensation.
Role of Human Capital Management and Compensation Committee Consultant
Our human capital management and compensation committee has the sole authority to retain the services of compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist the committee in carrying out its responsibilities. Our human capital management and compensation committee initially engaged Compensia, an independent compensation consulting firm, to serve as its compensation consultant and to assist it with its duties and responsibilities. Compensia attended certain human capital management and compensation committee meetings and executive sessions until our human capital management and compensation committee engaged Willis Towers Watson, an independent compensation consulting firm, in May 2020.
During their respective periods of engagement during fiscal 2020, each of Compensia and Willis Towers Watson performed projects for our human capital management and compensation committee, including assisting in determining peer group composition, providing support and specific analyses with regard to compensation data for executive officer and non-employee director compensation, and other ad hoc matters. Each of these independent compensation consulting firms uses the competitive market data to provide ranges for total compensation, including base salary, incentive compensation, base salary and equity compensation, that are consistent with our compensation peer group for our human capital management and compensation committee to consider. In determining the total compensation for our executive officers, our human capital management and compensation committee, with assistance from the compensation consultant, reviews the compensation practices and levels of our compensation peer group to assess whether individual total compensation is sufficiently competitive to attract and retain our executive officers. The human capital management and compensation committee regularly reviews the compensation peer group and the underlying criteria to assess that it remains appropriate for review and comparison purposes. Although its analysis of competitive market data provides our human capital management and compensation committee with guiding information and a broad market check, our human capital management and compensation committee does not specifically benchmark compensation for our executive officers in terms of picking a particular percentile relative to other people with similar titles at peer group companies. Instead, our human capital management and compensation committee also applies its subjective judgment in determining the total compensation for each executive officer and considers the compensation peer group data in conjunction with a number of factors, including an executive officer’s individual skills and expertise, and the scope and criticality of each executive officer’s role.
Compensia and Willis Towers Watson both maintain conflict of interest policies that are specifically designed to prevent any conflicts of interest. Our human capital management and compensation committee has assessed the independence of each of Compensia and Willis Towers Watson, taking into account, among other things, the factors set forth in the SEC’s rules and regulations and the Nasdaq listing standards, and concluded that neither the engagement of Compensia nor the engagement of Willis Towers Watson raises any conflicts of interest or similar concerns.
After considering the factors set forth in Rule 10C-1(b)(4) under the Exchange Act and Nasdaq Listing Rule 5605(d)(3)(D), including a review of Compensia’s and Willis Towers Watson’s representations to the human capital management and compensation committee regarding each factor, the human capital management and compensation committee determined that each of Compensia and Willis Towers Watson was independent.
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COMPENSATION DISCUSSION AND ANALYSIS
Peer Group Comparisons
Our human capital management and compensation committee reviews compensation data from a specific group of companies that are similar to us in considering the compensation of our NEOs. At the time of the selection in October 2019, our human capital management and compensation committee selected peer group companies for fiscal 2020 with a focus on (1) companies with a similar high-growth financial profile; (2) including relevant industry comparators where possible, but reviewing an expanded industry range given Beyond Meat’s high growth profile and limited companies in the food and beverage industry; (3) companies that generated annual revenues between approximately 0.5 and 2.5 times Beyond Meat’s revenue (< $750 million), although an extended range was used to ensure sufficient n-count for the peer group; and (4) companies with a market capitalization between approximately 0.3 and 3.0 times Beyond Meat’s market capitalization (approximately $3 billion to $30 billion).

FISCAL 2020 PEER GROUP
Tandem Diabetes Care, Inc.	Neurocrine Biosciences, Inc.
Okta, Inc.	Guardant Health, Inc.
DocuSign, Inc.	Sarepta Therapeutics, Inc.
The Trade Desk, Inc.	ACADIA Pharmaceuticals Inc.
Zscaler, Inc.	Aurora Cannabis Inc.
Elastic N.V.	Repligen Corporation
Etsy, Inc.	The Boston Beer Company, Inc.
Smartsheet Inc.	Lancaster Colony Corporation
Exact Sciences Corporation	The Simply Good Foods Company
Alnylam Pharmaceuticals, Inc.	Freshpet, Inc.
Canopy Growth Corporation	Calavo Growers
In light of the company’s rapid growth and market capitalization increase following its IPO in 2019, a majority of the peer companies for fiscal 2019 were removed from the fiscal 2020 peer group because they fell below the market capitalization threshold of approximately $3 billion. In addition, because Control4 Corporation was acquired by SnapAV and XO Group, Inc. was taken private, these peer companies were removed from the peer group for fiscal 2020.
A number of companies were also added to the fiscal 2020 peer group because they have comparable revenue, market capitalization and/or growth trajectories and to ensure sufficient n-count for the fiscal 2020 peer group.
Our human capital management and compensation committee uses peer group comparisons to measure the competitiveness of our compensation practices. Pay at comparable companies is just one of the factors in our human capital management and compensation committee’s pay decisions, which also take into account individual skills and expertise, the scope and criticality of the NEO’s role and other factors that are deemed to be important based on our human capital management and compensation committee’s business judgment.
For fiscal 2020, with respect to the NEOs, our human capital management and compensation committee had access to market data that captured a range of pay. Our human capital management and compensation committee examined the range of pay to provide for meaningful differentials in pay levels that represented differences in the criticality and performance of each role across companies, and also reflected the full range of competitive pay at our peer companies without focusing on extreme outliers.
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COMPENSATION DISCUSSION AND ANALYSIS
Other Important Compensation Practices
The company has adopted the policies set forth in the table below which include important compensation practices the company observes.

NAME OF POLICY	CONSIDERATIONS	MATERIAL FEATURES
Anti-Hedging Policy	Hedging insulates executives from stock price movement and reduces alignment with stockholders.	Our insider trading policy prohibits our employees, including our NEOs, and our directors from engaging in the following types of hedging transactions involving our common stock: (1) selling short any Beyond Meat stock or other Beyond Meat security; (2) buying or selling puts or calls or other derivatives on Beyond Meat securities; or (3) otherwise entering into any hedging arrangements involving Beyond Meat securities.
Anti-Pledging Policy	Pledging raises potential risks to stockholder value, particularly if the pledge is significant.	Our insider trading policy also prohibits our employees, including our NEOs, and our directors from holding our common stock in a margin account or pledging it as collateral for a loan.
Conclusion
We remain strongly committed to our pay for performance philosophy. As a result of the compensation program described above, the majority of each NEO’s compensation depends upon the achievement of our business goals. Our human capital management and compensation committee gives careful consideration to each core element of direct compensation for each NEO. The human capital management and compensation committee believes our NEO compensation program is effective in advancing our goals, reasonable in light of the programs of our peers, and responsible in encouraging our NEOs to strive for crucial innovation, business growth and outstanding stockholder returns, without promoting unnecessary or excessive risks.
Compensation Risk Assessment
Our human capital management and compensation committee, in consultation with Willis Towers Watson, its independent compensation consultant, has assessed our compensation policies and believes that our company-wide compensation policies and practices are reasonable and encourage appropriate behaviors without creating risks that are reasonably likely to have a material adverse effect on us. As part of its assessment, our human capital management and compensation committee considered, among other factors, the governance and oversight of our compensation program, balanced mix between fixed and variable compensation, the use of multiple performance measures, and the use of external consultants to review and advise on our pay practices.

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COMPENSATION COMMITTEE REPORT
The human capital management and compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on the human capital management and compensation committee’s review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, our human capital management and compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC.
Respectfully submitted by the members of the human capital management and compensation committee of the board of directors:
Donald Thompson (Chair)
Raymond J. Lane
This report of the human capital management and compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
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EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides information regarding the compensation awarded to, earned by and paid to each of our NEOs for the years indicated below:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)
Ethan Brown Founder, President and Chief Executive Officer	2020	500,000	—	2,286,988	2,543,337	—	3,000	5,333,325
	2019	500,000	—	—	7,257,451	250,000	3,000	8,010,451
	2018	298,750	—	—	524,244	145,000	—	967,994
Mark J. Nelson Chief Financial Officer and Treasurer	2020	365,000	—	1,185,874	1,318,023	—	3,000	2,871,897
Sanjay C. Shah Chief Operating Officer	2020	440,000	—	3,026,645(7)	—	—	18,540	3,485,185
	2019	125,000	450,000	2,896,213	3,127,351	62,500	11,156	6,672,220
Charles Muth Chief Growth Officer	2020	365,000	—	1,185,874	1,318,337	—	3,000	2,872,211
	2019	365,000	—		1,343,861	182,500	3,000	1,894,361
	2018	297,924	—	—	792,633	147,504	—	1,238,061
Stuart Kronauge, Former Chief Marketing Officer	2020	334,583	—	1,270,538(8)	1,409,996(8)	—	3,000	3,018,117
______________________
(1)    Represents base salaries earned by each of the NEOs for the year indicated, prorated based on applicable start dates during the year.
(2)    Mr. Shah joined Beyond Meat as our Chief Operating Officer effective September 18, 2019. The amount reported for 2019 is a one-time sign-on cash bonus paid to Mr. Shah in 2019 pursuant to his offer letter with us. For additional information, please see “Narrative Disclosure to Summary Compensation Table: Executive Employment Arrangements: Sanjay C. Shah.”
(3)    The dollar amounts reported in this column represent the aggregate grant date fair value for financial statement reporting purposes of RSU awards granted in 2019 and 2020 under the 2018 Plan, as calculated in accordance with FASB ASC Topic 718. The grant date fair value of each RSU award is measured based on the closing price of our common stock on the date of grant excluding the impact of estimated forfeitures. These amounts do not represent the actual economic value that may be realized by the NEOs upon the vesting of the awards or the sale of the common stock underlying such awards. There can be no assurance that these reported amounts will ever be realized. For additional information on these awards, please see “Outstanding Equity Awards at 2020 Fiscal Year-End.”
(4)    The dollar amounts reported in this column represent the aggregate grant date fair value for financial statement reporting purposes of stock options granted under our 2011 Equity Incentive Plan (the “2011 Plan”), in the case of the 2018 awards for Messrs. Brown and Muth, and under our 2018 Plan, in the case of 2019 and 2020 awards for all NEOs, in each case, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual economic value that may be realized by the NEOs upon the exercise of the awards or the sale of the common stock underlying such awards. There can be no assurance that these reported amounts will ever be realized. The valuation assumptions we used in calculating the fair value of these stock option awards are set forth in Note 10 to our consolidated financial statements included in our 2020 Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures
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EXECUTIVE COMPENSATION
related to service-based vesting conditions. For additional information on these awards, please see “Outstanding Equity Awards at 2020 Fiscal Year-End.”
(5)    Amounts reported in this column for 2019 and 2018 represent performance bonuses approved and paid in 2020 and 2019, respectively, in recognition of 2019 and 2018 performance under our Bonus Plan based on achievement of certain corporate performance goals and objectives approved by our board of directors, including, in the case of 2019, net revenues, gross profit and cash balances. None of the NEOs received a performance bonus in 2021 for recognition of 2020 performance under our Bonus Plan.
(6)    Amounts reported in this column in 2019 and 2018 represent: (a) for Messrs. Brown and Muth, $3,000 in company matching contributions under our 401(k) plan; and (b) for Mr. Shah, commuting expenses. Amounts reported in this column in 2020 represent (a) $3,000 in company matching contributions under our 401(k) plan for each of our NEOs; for Ms. Kronauge this amount was unvested at the time of her termination of service on January 21, 2021; and (b) for Mr. Shah, $15,540 in commuting expenses.
(7)    This amount represents the grant date fair value for financial statement reporting purposes of a share-settled sign-on award granted to Mr. Shah in 2020, as calculated in accordance with FASB ASC Topic 718, pursuant to his offer letter with us. The amount shown in the table excludes the remaining quarterly tranches of Mr. Shah’s share-settled sign-on award pursuant to his offer letter with us. In accordance with SEC guidance, the remaining quarterly tranches of this share-settled sign-on award are not included in this table as compensation for 2020 since they will not be earned until future years. For additional information, please see “Narrative Disclosure to Summary Compensation Table: Executive Employment Arrangements: Sanjay C. Shah.”
(8)    In connection with Ms. Kronauge's termination of service on January 21, 2021, all outstanding unvested equity awards as of her termination date were cancelled, including the unvested portion of the outstanding award value shown in the table above.

Narrative Disclosure to Summary Compensation Table
Executive Employment Arrangements
Each of our named executive officers is an at-will employee. Following is a description of the key terms of the employment agreements and offer letters (as applicable) with Messrs. Brown, Shah and Muth and Ms. Kronauge; Mr. Nelson does not have an employment agreement or offer letter with the company.
Ethan Brown
In January 2019, we entered into an amended and restated employment agreement with Mr. Brown. Pursuant to this agreement, Mr. Brown’s annual base salary was initially set at $500,000 and he is eligible for an annual target bonus opportunity which, for 2019, was 50% of his base salary, and certain change in control benefits. In February 2020, our human capital management and compensation committee increased this annual target bonus opportunity to 100% of Mr. Brown’s base salary in light of competitive peer group data as well as other factors taken into account by our human capital management and compensation committee. For additional information on the severance benefits to which Mr. Brown is entitled, please see “Potential Payments Upon Termination or Change in Control.”
Sanjay C. Shah
In August 2019, we entered into an offer letter with Mr. Shah. Pursuant to the offer letter, Mr. Shah’s annual base salary was initially set at $440,000, and he is eligible for an annual target bonus opportunity which, for 2019, was 50% of his base salary, prorated based on the number of days he was employed by us in 2019. In February 2020, our human capital management and compensation committee increased this annual target bonus opportunity to 60% of Mr. Shah’s base salary in light of competitive peer group data as well as other factors taken into account by our human capital management and compensation committee. For additional information on the severance benefits to which Mr. Shah is entitled, please see “Potential Payments Upon Termination or Change in Control.”
In connection with the commencement of Mr. Shah’s employment, we paid Mr. Shah a one-time cash sign-on bonus of $450,000 in 2019.
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EXECUTIVE COMPENSATION
Mr. Shah’s offer letter with the company provides that the company will issue him fully vested shares of common stock pursuant to the 2018 Plan on the first anniversary of his start date and on each quarterly anniversary thereafter through the second anniversary of his start date, or if any such day falls within a blackout period under the company’s insider trading policy, on the first business day following the expiration of such blackout period, in the following amounts: (i) total shares equal to $3.5 million divided by the average closing price on the first date; and (ii) total shares equal to $875,000 divided by the average closing price on each of the four quarterly dates thereafter, with the average closing price in each case calculated based on the average closing price as reported on the Nasdaq Global Select Market for the period of 10 consecutive trading days ending on (and including) the last trading day prior to the date of grant. Our human capital management and compensation committee believes this equity award was critical in securing Mr. Shah’s employment with the company. In 2020, our human capital management and compensation committee granted Mr. Shah 23,666 RSUs under the 2018 Plan with a grant date fair value of $3.0 million in satisfaction of the first annual tranche of this sign-on equity award.
Charles Muth
In January 2019 we entered into an amended and restated offer letter with Mr. Muth. Pursuant to the offer letter, Mr. Muth’s annual base salary is $365,000 and he is eligible for an annual target bonus opportunity of 50% of his base salary. In February 2020, our human capital management and compensation committee increased this annual target bonus opportunity to 60% of Mr. Muth’s base salary in light of competitive peer group data as well as other factors taken into account by our human capital management and compensation committee. For additional information on the severance benefits to which Mr. Muth is entitled, please see “Potential Payments Upon Termination or Change in Control.”
Stuart Kronauge
In October 2019, we entered into an offer letter with Ms. Kronauge. Pursuant to the offer letter, Ms. Kronauge’s annual base salary was $365,000 and she was eligible for an annual target bonus opportunity of 50% of her base salary and certain change in control severance benefits. On January 21, 2021, we entered into a separation agreement with Ms. Kronauge which provided for certain severance benefits, the details of which are described below in “Potential Payments Upon Termination or Change in Control.”
401(k) Plan
We maintain a defined contribution retirement plan for our eligible U.S. employees. Participants may make pre‑tax contributions to the plan from their eligible earnings, and we may make matching contributions and profit sharing contributions to eligible participants, in each case, up to the statutorily prescribed annual limits on contributions under the Code. Effective January 1, 2019, we began making matching contributions under the 401(k) plan equal to up to 50% of employee contributions to a maximum of $3,000. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The plan is intended to be qualified under Section 401(a) of the Code, and the plan’s trust is intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified 401(k) plan, contributions to the 401(k) plan and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. All NEOs received company matching contributions of $3,000 in 2020. The matching contribution for Ms. Kronauge was unvested at the time of her termination of service on January 21, 2021.
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EXECUTIVE COMPENSATION
Grants of Plan-Based Awards in 2020
The following table shows for the year ended December 31, 2020, certain information regarding grants of plan-based awards to our NEOs.

NAME	GRANT DATE(1)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(2)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS(3) (#)(3)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)(4)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(5)
Ethan Brown	3/2/2020	23,798	—	—	2,286,988
	3/2/2020	—	47,596	96.10	2,543,337
Mark J. Nelson	3/2/2020	12,340	—	—	1,185,874
	3/2/2020	—	24,680	96.10	1,318,023
Sanjay C. Shah	11/11/2020	23,666	—	—	3,026,645
Charles Muth	3/2/2020	12,340	—	—	1,185,874
	3/2/2020	—	24,680	96.10	1,318,337
Stuart Kronauge	3/2/2020	13,221	—	—	1,270,538
	3/2/2020	—	26,442	96.10	1,409,996
______________________
(1)    The grant date is also the date of approval for all awards shown in the table.
(2)    The RSUs granted to Messrs. Brown, Nelson and Muth vest in sixteen equal quarterly installments and will become fully vested on March 2, 2024, subject to continued employment through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of our company. The RSUs granted to Mr. Shah fully vested upon grant pursuant to the terms of Mr. Shah’s offer letter dated August 1, 2019. The RSUs granted to Ms. Kronauge were scheduled to vest in sixteen equal quarterly installments until fully vested on January 16, 2024. Ms. Kronauge forfeited ¾ of her RSUs in connection with her termination of service on January 21, 2021.
(3)    The stock options granted to Messrs. Brown, Nelson and Muth vest in forty-eight equal monthly installments and will become fully vested and exercisable on March 2, 2024, subject to continued employment through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of our company. The stock options granted to Ms. Kronauge were scheduled to vest in forty-eight equal monthly installments until fully vested and exercisable on January 16, 2024. Ms. Kronauge forfeited ¾ of her stock options in connection with her termination of service on January 21, 2021. No options were granted to Mr. Shah in 2020 as he previously received a new hire equity award on October 31, 2019 and, pursuant to the terms of his offer letter with the company, he is not eligible to receive additional equity awards under the 2018 Plan until 2023.
(4)    The exercise price of the stock option awards is equal to the closing price of our common stock as quoted on the Nasdaq Global Select Market on the grant date.
(5)    The dollar amounts shown in this column represent the aggregate grant date fair values for financial statement reporting purposes of RSU awards and stock options granted in 2020 under the 2018 Plan as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual economic value that may be realized by the NEOs upon the exercise of the awards or the sale of the common stock underlying such awards. There can be no assurance that these reported amounts will ever be realized. The valuation assumptions we used in calculating the fair value of the stock option awards are set forth in Note 10 to our consolidated financial statements included in our 2020 Form 10-K.

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EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table provides information regarding the unexercised stock options and unvested RSUs held by each NEO as of December 31, 2020:
Outstanding Equity Awards at 2020 Fiscal Year-End

	OPTION AWARDS(1)				STOCK AWARDS(1)
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)(2)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)

Ethan Brown	201,280(5)	—	0.65	8/25/2023	—	—
	966,006(6)	—	0.93	1/21/2025	—	—
	301,960(7)	—	0.95	7/19/2026	—	—
	276,799(8)	55,358(8)	3.00	5/29/2028	—	—
	213,749(9)	326,251(9)	25.00	4/30/2029	—	—
	8,924(10)	38,672(10)	96.10	3/2/2030	—	—
	—	—	—	—	19,336(11)	2,417,000

Mark J. Nelson (4)	1,339(8)	10,914(8)	3.00	5/29/2028	—	—
	4,270(9)	123,855(9)	25.00	4/30/2029	—	—
	794(10)	20,053(10)	96.10	3/2/2030	—	—
	—	—	—	—	10,026(11)	1,253,250

Sanjay C. Shah	—	68,590(12)	84.45	10/31/2029	—	—
	—	—	—	—	34,295(13)	4,286,875

Stuart Kronauge	—	26,442(14)	96.10	3/2/2030	—	—
	—	—	—	—	13,221(15)	1,652,625
Charles Muth	10,834(8)	52,084(8)	3.00	2/14/2028	—	—
	2,083(9)	60,417(9)	25.00	4/30/2029	—	—
	514(10)	20,053(10)	96.10	3/2/2030	—	—
	—	—	—	—	10,027(11)	1,253,375
______________________
(1)    Equity awards granted prior to April 30, 2019 were granted under our 2011 Plan and equity awards granted on or after April 30, 2019 were granted under our 2018 Plan. Our 2011 Plan was amended and restated as our 2018 Plan, which became effective on April 30, 2019, the day immediately prior to the date on which our registration statement in connection with our IPO was declared effective by the SEC. The terms of the 2011 Plan continue to govern the terms and conditions of the outstanding awards previously granted thereunder. All vesting is subject to the individual’s continuous service with us through the vesting dates and the potential vesting acceleration described below under “Potential Payments Upon Termination or Change in Control.”
(2)    Option exercise price for awards granted prior to April 30, 2019 under the 2011 Plan represents the fair market value of a share of our common stock as determined by our board of directors in accordance with Section 409A of the Code or, in the case of incentive stock options, in compliance with Section 422 of the Code. Option exercise price for awards granted on May 1, 2019 is $25.00 per share, which was equal to the initial public offering price of our common stock in the IPO. Option exercise price for awards granted after May 1, 2019 is based on the closing sales price for our common stock on the Nasdaq Global Select Market on the date of grant.
(3)    The market value of unvested awards is calculated by multiplying the number of unvested shares held by the applicable NEO by the closing sales price of our common stock on December 31, 2020, the last trading day of the year, which was $125.00.
(4)    The number of shares reported reflects the transfer by Mr. Nelson in 2020 of beneficial ownership of stock and stock options in connection with a divorce settlement agreement.
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EXECUTIVE COMPENSATION
(5)    One-fourth of the shares subject to this stock option vested on May 26, 2014 and the remainder of the grant vested in 36 equal monthly installments thereafter. This stock option was fully vested as of December 31, 2020.
(6)    One-fourth of the shares subject to this stock option vested on June 19, 2015 and the remainder of the grant vested in 36 equal monthly installments thereafter. This stock option was fully vested as of December 31, 2020.
(7)    One-fourth of the shares subject to this stock option vested on July 20, 2017 and the remainder of the grant vested in 36 equal monthly installments thereafter. This stock option was fully vested as of December 31, 2020.
(8)    One-fourth of the shares subject to this stock option vested on August 3, 2018 and the remainder of the grant vested or will vest in 36 equal monthly installments thereafter.
(9)    One-fourth of the shares subject to this stock option vested on May 1, 2020 and the remainder of the grant vested or will vest in 36 equal monthly installments thereafter.
(10)    One-forty eighth of the shares subject to this stock option vested on April 2, 2020 and the remainder of the grant vested or will vest in 47 equal monthly installments thereafter.
(11)    One-sixteenth of the shares subject to this RSU grant vested on June 2, 2020 and the remainder of the grant vested or will vest in 15 equal quarterly installments thereafter.
(12)    One-twenty-fourth of the shares subject to this stock option will vest on October 18, 2021 and the remainder of the grant will vest in 23 equal monthly installments thereafter.
(13)    One-eighth of the shares subject to this RSU grant will vest on December 18, 2021 and the remainder of the grant will vest in 7 equal quarterly installments thereafter.
(14)    One-fourth of the shares subject to this stock option vested on January 16, 2021 and the remainder of the grant was scheduled to vest in 47 equal monthly installments thereafter. Ms. Kronauge forfeited ¾ of her stock options in connection with her termination of service on January 21, 2021.
(15)    One-fourth of the shares subject to this RSU grant vested on January 21, 2021 and the remainder of the grant was scheduled to vest in 15 equal quarterly installments thereafter. Ms. Kronauge forfeited ¾ of her RSUs in connection with her termination of service on January 21, 2021.

Option Exercises and Stock Vested in 2020
The following table provides information regarding the stock option exercises and stock vested for each NEO during the year ended December 31, 2020:

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
Ethan Brown	850	117,343	4,462	600,024
Mark J. Nelson(3)	279,050	34,253,348	2,314	311,167
Sanjay C. Shah	—	—	23,666	3,026,645
Stuart Kronauge	—	—	—	—
Charles Muth	189,457	20,747,183	2,313	311,037
______________________
(1)The value realized on exercise represents the difference between the market price per share of our common stock at the time of exercise and the exercise price per share of the stock option.
(2)The value realized upon vesting of RSUs is calculated by multiplying the number of shares vested by the closing price of our common stock on the vest date.
(3)Mr. Nelson transferred 183,653 shares and options covering 134,928 shares in connection with a divorce settlement agreement in 2020. This table does not reflect any value for these transfers because Mr. Nelson did not realize a specific dollar amount in connection with these transfers, as the transfers were made in connection with a mutually agreed upon allocation of marital property and a related release of claims.

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EXECUTIVE COMPENSATION
Fiscal Year 2020 Pension Benefits
Aside from our 401(k) plan, we do not maintain any pension plan or arrangement under which our NEOs are entitled to participate in or receive post-retirement benefits.
Fiscal Year 2020 Nonqualified Deferred Compensation
We do not maintain any nonqualified deferred compensation plans or arrangements under which our NEOs are entitled to participate.
Potential Payments Upon Termination or Change in Control
Certain named executive officers are entitled to certain payments under an employment agreement or change in control severance agreement in the event such named executive officers experience a qualifying termination or change in control.
Estimated Termination and Change in Control Payments for Current Named Executive Officers
The table below provides information regarding the estimated value that may be realized by each of the NEOs in the event of the following:
•Termination other than for cause or resignation for good reason;
•Change in control where equity awards are assumed or substituted;
•Change in control where equity awards are not assumed or substituted; and
•Termination other than for cause or resignation for good reason in connection with a change in control.
The table does not include any information regarding the benefits available generally to salaried employees, such as distributions under our 401(k) plan. The NEOs are not entitled to receive payments or benefits upon a termination of employment due to death or disability that are not available generally to salaried employees.
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EXECUTIVE COMPENSATION
The amounts shown below assume that the applicable termination event or change in control event occurred on December 31, 2020. The amounts with respect to the unvested options and RSUs are based on the closing sales price of our common stock on December 31, 2020, the last trading day of the year, which was $125.00.

NAME	TYPE OF AWARD/PLAN	TERMINATION OTHER THAN FOR CAUSE OR RESIGNATION FOR GOOD REASON ($)	CHANGE IN CONTROL WHERE AWARDS ARE ASSUMED ($)	CHANGE IN CONTROL WHERE AWARDS ARE NOT ASSUMED ($)(1)(3)	TERMINATION OTHER THAN FOR CAUSE OR RESIGNATION FOR GOOD REASON IN CONNECTION WITH A CHANGE IN CONTROL ($)(2)(3)
Ethan Brown	Severance	—	—	—	750,000
	COBRA	—	—	—	38,489
	Options(4)	—	—	40,496,397	40,496,397
	RSUs(4)	—	—	2,417,000	2,417,000
Mark J. Nelson	Severance	—	—	—	365,000
	COBRA	—	—	—	25,287
	Options(4)	—	—	14,296,540	14,296,540
	RSUs(4)	—	—	1,253,250	1,253,250
Sanjay C. Shah	Severance	—	—	—	440,000
	COBRA	—	—	—	32,868
	Options(4)	—	—	2,781,325	2,781,325
	RSUs(4)	—	—	4,286,875	4,286,875
Charles Muth	Severance	—	—	—	365,000
	COBRA	—	—	—	17,559
	Options(4)	—	—	12,975,480	12,975,480
	RSUs(4)	—	—	1,253,375	1,253,375
Stuart Kronauge(5)	Severance	—	—	—	365,000
	COBRA	—	—	—	28,646
	Options(4)	—	—	764,174	764,174
	RSUs(4)	—	—	1,652,625	1,652,625
______________________
(1)Each change in control severance agreement (or employment agreement in the case of Mr. Brown) provides that if the successor to the company or any affiliate of such successor does not agree to assume, substitute or otherwise continue any then outstanding equity awards at the time of a change in control, then 100% of the then-unvested shares subject to the equity awards will fully vest and, if applicable, become exercisable, as of immediately prior to, and contingent upon, the consummation of such change in control, regardless of whether the executive’s employment with the company (or any parent, subsidiary or successor of the company) continues or terminates unless such termination is due to the executive’s resignation without good reason or by the company for cause.
(2)Each change in control severance agreement (or employment agreement in the case of Mr. Brown) provides that if, within the period beginning three months prior to, and ending 18 months following, a change in control (as defined in the applicable agreement), the company (or any parent, subsidiary or successor of the company) terminates such executive’s employment without cause or such officer resigns for good reason (as such terms are defined in the applicable agreement), such executive will be entitled to receive (i) a lump-sum cash payment equal to 18 months of his then-current base salary in the case of Mr. Brown and 12 months of his or her then-current base salary in the case of Messrs. Nelson, Shah, Muth and Ms. Kronauge (ii) a lump-sum cash payment equal to the COBRA premiums that would be due for COBRA coverage (assuming such coverage is elected) for a period of 18 months in the case of Mr. Brown and 12 months in the case of Messrs. Nelson, Shah, Muth and Ms. Kronauge (iii) 100% immediate vesting acceleration of all of the shares of our common stock underlying any then-outstanding unvested stock options and other unvested equity awards that are subject to time-based vesting.
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EXECUTIVE COMPENSATION
(3)Each change in control severance agreement contains a “better after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code. The amounts set forth in this table do not reflect the application of the “better after-tax” provision.
(4)The value for stock option awards is calculated by multiplying (i) the number of unvested shares that would be subject to an acceleration of vesting by (ii) the difference between $125.00 (the per share closing stock price on December 31, 2020) and the exercise price of the applicable stock options. The value for RSU awards is calculated by multiplying (i) the number of unvested shares that would be subject to an acceleration of vesting by (ii) $125.00 (the per share closing stock price on December 31, 2020).
(5)On January 20, 2021, Ms. Kronauge and the Company entered into a separation agreement in connection with Ms. Kronauge’s termination of employment with the Company as of such date, and she ceased to be eligible to receive benefits under her change in control severance agreement. Pursuant to the terms of Ms. Kronauge’s separation agreement, Ms. Kronauge received a lump sum severance payment equal to $182,500 and the Company will pay monthly COBRA premiums for Ms. Kronauge and her dependents for 6 months following her termination date. Ms. Kronauge’s vested stock options and RSUs previously granted to her in connection with her employment with the company, will remain subject to the terms and conditions of any applicable award agreement and the 2018 Plan, and all unvested stock options and RSUs were forfeited in connection with her departure from the company. All such severance benefits were subject to Ms. Kronauge signing a standard general release of all known and unknown claims against the company.

Nelson Retirement and Consulting Agreements
On February 26, 2021, Mr. Nelson informed the Company of his intention to retire from employment with the Company effective May 5, 2021. On February 28, 2021, the Company and Mr. Nelson entered into a retirement agreement (the “Retirement Agreement”) setting forth the terms of his retirement and a consulting agreement (the “Consulting Agreement”) setting forth the terms of consulting services Mr. Nelson will provide to the Company following his retirement.
Pursuant to the Retirement Agreement, Mr. Nelson will continue as a full-time employee of the Company, receiving the same base salary and benefits that he currently receives, until his retirement on May 5, 2021. In consideration for the release of claims and other covenants in the Retirement Agreement, Mr. Nelson will receive a lump sum cash payment equal to $1,000, and the Company will pay the cost of monthly COBRA premiums for Mr. Nelson and his dependents for up to 18 months. Mr. Nelson’s retirement from the Company will not qualify as a termination of employment without cause or for good reason under the terms of his change in control severance agreement (regardless of whether the Company at any time undergoes a change in control), and Mr. Nelson will not be entitled to any severance under the change in control severance agreement or under any other severance program/agreement in connection with his retirement from the Company.
Pursuant to the Consulting Agreement, Mr. Nelson will provide certain consulting services to the Company between May 6, 2021 and May 5, 2023, subject to earlier termination pursuant to the terms of the Consulting Agreement. Outstanding equity awards previously granted to Mr. Nelson will continue to vest for so long as he continues to provide consulting services to the Company pursuant to the Consulting Agreement. If (i) the Company terminates Mr. Nelson’s consulting services other than for cause (as set forth in the Consulting Agreement) or (ii) Mr. Nelson terminates the consulting services as a result of the Company’s material breach (as defined in the Consulting Agreement), then, in either case, any then outstanding equity awards previously granted to Mr. Nelson will be amended to provide that the vesting of all such awards will immediately accelerate in full. Further, in the event of a change in control, the consulting services will terminate prior to, and contingent upon, the consummation of the change in control, and any then outstanding equity awards previously granted to Mr. Nelson will be amended to provide that the vesting of all such awards will immediately accelerate in full.
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EXECUTIVE COMPENSATION
Equity Compensation Plan Information
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth information concerning our equity compensation plans as of December 31, 2020:

PLAN CATEGORY(1)	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2) (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(3) (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))(4) (c)
Equity compensation plans approved by stockholders	4,494,267	21	6,361,595
Equity compensation plans not approved by stockholders	—	—	—
Total	4,494,267	21	6,361,595
______________________
(1)Equity compensation plans approved by stockholders include our 2018 Plan and the Beyond Meat, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”).
Equity awards granted prior to April 30, 2019 were granted under our 2011 Plan and equity awards granted on or after April 30, 2019 were granted under our 2018 Plan. Our 2011 Plan was amended and restated as our 2018 Plan, which became effective on April 30, 2019, the day immediately prior to the date on which our registration statement in connection with our IPO was declared effective by the SEC. The terms of the 2011 Plan continue to govern the terms and conditions of the outstanding awards previously granted thereunder. The remaining shares available for issuance under the 2011 Plan were added to the shares reserved for issuance under the 2018 Plan. The administrator has not yet approved any offering under the 2018 ESPP.
(2)Includes 4,218,278 shares issuable upon the exercise of outstanding options and 275,989 shares issuable upon the vesting and settlement of outstanding RSUs as of December 31, 2020.
(3)Does not include outstanding RSUs which do not have an exercise price.
(4)Includes 5,021,270 shares of common stock available for grant under the 2018 Plan and 1,340,325 shares of common stock reserved for issuance under the 2018 ESPP as of December 31, 2020.
The number of shares reserved for issuance under the 2018 Plan will be increased automatically on the first day of each fiscal year beginning with the 2020 fiscal year, by a number equal to the least of: (i) 2,144,521 shares; (ii) 4.0% of the shares of common stock outstanding on the last day of the prior fiscal year; or (iii) such number of shares determined by our board of directors.
The number of shares reserved for issuance under the 2018 ESPP will be increased automatically on the first day of each fiscal year for a period of up to ten years, starting with the 2020 fiscal year, by a number equal to the least of: (i) 536,130 shares; (ii) 1% of the shares of common stock outstanding on the last day of the prior fiscal year; or (iii) such lesser number of shares determined by our board of directors.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of the Record Date (except as otherwise indicated) by:
•each person or group of affiliated persons known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•each of our NEOs;
•each of our directors and director nominees; and
•all of our current executive officers, directors and director nominees as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Unless otherwise indicated, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
Applicable percentage ownership is based on 63,007,488 shares of common stock outstanding as of the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable, and RSUs that will become vested, within 60 days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o of Beyond Meat, Inc., 119 Standard Street, El Segundo, California 90245. The information provided in the table below is based on our records, information filed with the SEC, on which we are relying pursuant to applicable SEC regulations, and information provided to us.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED
5% Stockholders:
Baillie Gifford & Co(1)	6,569,165	10.4%
The Vanguard Group(2)	4,087,654	6.5%
DNS-BYMT, LLC and affiliated entities(3)	3,414,035	5.4%
Named Executive Officers:
Ethan Brown(4)	3,628,071	5.6%
Mark J. Nelson(5)	59,184	*
Sanjay C. Shah	—	—
Charles Muth(6)	132,427	*
Stuart Kronauge	3,311	*
Directors and Director Nominees:
Diane Carhart(7)	29,442	*
Seth Goldman(8)	956,503	1.5%
Sally Grimes	—	—
Raymond J. Lane(9)	36,664	*
Bernhard van Lengerich(10)	14,582	*
Muktesh “Micky” Pant(11)	50,000	*
Ned Segal(12)	20,240	*
Christopher Isaac “Biz” Stone(13)	172,396	*
Donald Thompson(14)	459,262	*
Kathy N. Waller(15)	18,240	*
All directors, nominees and executive officers as a group (19 persons)(16)	5,837,229	8.9%
___________________
*    Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)Based solely on information contained in a report on Schedule 13G/A filed on February 8, 2021 by Baillie Gifford & Co. Consists of 6,569,165 shares of common stock held by Baillie Gifford & Co and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. Baillie Gifford & Co has sole voting power with respect to 3,132,008 shares of common stock and sole dispositive power with respect to 6,569,165 shares of common stock. The address of Baillie Gifford & Co. is Carlton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.
(2)Based solely on information contained in a report on Schedule 13G filed on February 10, 2021 by The Vanguard Group. Consists of 4,087,654 shares of common stock held by The Vanguard Group and its subsidiaries, Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited. The Vanguard Group has shared voting power with respect to 29,964 shares of common stock, sole dispositive power with respect to 4,027,567 shares of common stock and shared dispositive power with respect to 60,087 shares of common stock. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(3)Based solely on information contained in a report on Schedule 13G filed on February 12, 2021 by UDQ Private Trust Company, LLC (“UDQ Private Trust Company”), solely as trustee of certain trusts; DNS-BYMT, LLC (“DNS-BYMT”); G14 HoldCo, L.L.C. (“G14 Holdco”); and Gigi Pritzker Pucker, individually and as trustee of UDQ Trust, solely in such trust’s capacity as the member of UDQ Private Trust Company. DNS-BYMT directly holds 1,727,262 shares of common stock. The controlling member of DNS-BYMT is G14 HoldCo and in such capacity may be deemed to beneficially own such shares of common stock. The sole managers of DNS-BYMT and G14 HoldCo are Edward W. Rabin and Derek Arend, who may be deemed to have shared voting and dispositive power over the shares held directly by DNS-BYMT. UDQ Private Trust Company is the sole member of G14 HoldCo and in such capacity may be deemed to beneficially own the shares of common stock held directly by DNS-BYMT as well as the shares of common stock held by certain trusts for which it also serves as trustee. UDQ Trust is the sole member of UDQ Private Trust Company and in such capacity may be deemed to beneficially own such 3,414,035 shares of common stock. Gigi Pritzker Pucker is the trustee of UDQ Trust and in such capacity may be deemed to beneficially own such shares of common stock. The investment decisions of UDQ Private Trust Company are made by the Trust Committee of its board of managers, consisting of Gigi Pritzker Pucker, Michael A. Pucker, Timothy M. Hurd, Edward W. Rabin, Paula H. McMenamin, Derek Arend and P. Daniel Donohue. The voting decisions of UDQ Private Trust Company are made by the independent members of the Trust Committee and exclude Gigi Pritzker Pucker and Michael A. Pucker. The members of the Trust Committee disclaim beneficial ownership as a result of serving on the Trust Committee. The address for each of DNS-BYMT, G14 HoldCo and UDQ Private Trust Company is 350 South Main Avenue, Suite 402, Sioux Falls, South Dakota 57104. The business address of Gigi Pritzker Pucker is 150 North Riverside Plaza, Suite 3300, Chicago, Illinois 60606.
(4)Consists of (i) 1,561,913 shares of common stock and (ii) 2,066,158 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date.
(5)Consists of (i) 22,073 shares of common stock and (ii) 37,111 shares of common stock issuable upon the exercise of stock options available within 60 days after the Record Date.
(6)Consists of (i) 20,000 shares of common stock held by the Laura Christine Muth 2020 Irrevocable Trust, (ii) 10,000 shares of common stock held by the Charles James Muth 2020 Irrevocable Trust, and (iii) (a) 33,745 shares of common stock and (b) 68,682 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date, held in each case by Mr. Muth. Mr. Muth is trustee of the Laura Christine Muth 2020 Irrevocable Trust and Mr. Muth’s spouse is trustee of the Charles James Muth 2020 Irrevocable Trust, therefore, Mr. Muth may be deemed to have voting and dispositive power over the shares held by both trusts.
(7)Consists of (i) 834 shares of common stock, (ii) 28,436 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date, and (iii) 172 RSUs which will vest within 60 days of the Record Date and will be settled in shares of common stock.
(8)Consists of (i) 178,659 shares of common stock held by the Julie D. Farkas Revocable Trust, (ii) 699,870 shares of common stock held by the Seth Goldman Revocable Trust, (iii) 300 shares of common stock held by Seth Goldman’s son, who resides in Mr. Goldman’s household, and (iv) (a) 63,215 shares of common stock, (b) 14,287 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date, and (c) 172 RSUs which will vest within 60 days of the Record Date and will be settled in shares of common stock, held in each case by Mr. Goldman. Mr. Goldman’s spouse is the trustee of the Julie D. Farkas Revocable Trust and Mr. Goldman is the trustee of the Seth Goldman Revocable Trust. Therefore, Mr. Goldman may be deemed to have voting and dispositive power over the shares held by both trusts.
(9)Consists of (i) 36,492 shares of common stock and (ii) 172 RSUs which will vest within 60 days of the Record Date and will be settled in shares of common stock.
(10)Consists of (i) 10,967 shares of common stock, (ii) 172 RSUs which will vest within 60 days of the Record Date and will be settled in shares of common stock, and (iii) 3,443 shares of common stock held by Seeding the Future Foundation, a 501(c)(3) organization. Dr. van Lengerich is the founder and president of Seeding the Future Foundation. In addition, Dr. van Lengerich and his wife serve as the only board members of Seeding the Future Foundation. Therefore, Dr. van Lengerich may be deemed to have voting and dispositive power over the shares held by Seeding the Future Foundation. The address for Seeding the Future Foundation is 1855 Troy Lane Plymouth, MN 55447.
(11)Consists of (i) 25,000 shares of common stock held by the Pant Descendants Irrevocable Trust and (ii) 25,000 shares of common stock held by the Pant Family Irrevocable Trust. Mr. Pant is the trustee of both trusts, therefore, Mr. Pant may be deemed to have voting and dispositive power over the shares held in each trust.
68 | | 2021 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(12)Consists of (i) 3,334 shares of common stock, (ii) 16,734 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date, and (iii) 172 RSUs which will vest within 60 days of the Record Date and will be settled in shares of common stock.
(13)Consists of (i) 171,390 shares of common stock held by the Biz and Livy Stone Family Trust, for which Mr. Stone and his wife serve as co-trustees and for which Mr. Stone may be deemed to have voting and dispositive power over the shares held by the trust and (ii) (a) 834 shares of common stock and (b) 172 RSUs which will vest within 60 days of the Record Date and will be settled in shares of common stock, held in each case by Mr. Stone.
(14)Consists of (i) (a) 15,834 shares of common stock and (b) 172 RSUs which will vest within 60 days of the Record Date and will be settled in shares of common stock, held in each case by Mr. Thompson and (ii) 443,256 shares of common stock held by Cleveland Manor Investments II LLC (“Cleveland Manor”). Mr. Thompson is the sole manager of Cleveland Manor and may be deemed to have sole voting and dispositive power over the shares held by Cleveland Manor. The address for Cleveland Manor is 222 N. Canal Street, Chicago, Illinois 60606.
(15)Consists of (i) 1,334 shares of common stock, (ii) 16,734 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date, and (iii) 172 RSUs which will vest within 60 days of the Record Date and will be settled in shares of common stock.
(16)In addition to all shares of common stock shown in the table and as described in footnotes (4) through (15) above, the total number of shares of common stock also includes an aggregate of (i) 101,988 shares of common stock, (ii) 151,013 shares of common stock issuable upon the exercise of stock options within 60 days after the Record Date, and (iii) 3,906 RSUs which vest within 60 days of the Record Date and will be settled in shares of common stock, held by executive officers who are not named in the table.

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DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Beyond Meat. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based on our knowledge of stock transactions, our review of copies of reports filed under Section 16(a) and written representations furnished to us, we believe that all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the fiscal year ended December 31, 2020, with the exception of one late Form 4 which was inadvertently filed one day late on August 6, 2020 for Ms. Soto, the company’s former Chief People Officer, to report the withholding of shares to pay for taxes upon the vesting of Ms. Soto’s RSU award.
70 | | 2021 Proxy Statement

RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we have been or will be a participant in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Amended and Restated Investors’ Rights Agreement
In October 2018, we entered into an amended and restated investors’ rights agreement with certain of our stockholders, which included the entities affiliated with Kleiner Perkins Caufield & Byers, entities affiliated with DNS‑BYMT, LLC and entities affiliated with Cleveland Avenue LLC as well as our directors, Seth Goldman, Bernhard van Lengerich and Ethan Brown and their affiliates to the extent applicable. These stockholders are entitled to rights with respect to the registration of their shares of common stock under the Securities Act under certain circumstances.
Employment and Other Arrangements
From time to time, we may have employees who are related to our executive officers or directors. In 2020, we entered into an offer letter with the son of Charles Muth, our Chief Growth Officer, for a non-executive position pursuant to which his annual salary and other cash compensation is approximately $110,000 and he is entitled to receive benefits consistent with other employees serving in the same capacity. In 2020, we paid Mr. Muth’s son approximately $74,764, which amount was prorated based on his start date, and granted him an RSU award with a grant date fair value for financial statement reporting purposes of $36,185, such RSUs vesting over four years. The foregoing compensation was established in accordance with Beyond Meat’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions.
Michael A. Pucker, a partner of Latham & Watkins LLP, is the spouse of Gigi Pritzker Pucker. Ms. Pucker may be deemed to be a holder of more than 5% of our outstanding common stock. In 2020, we made aggregate payments of approximately $11.1 million to Latham & Watkins LLP for legal services. As of December 31, 2020, we had billed and unbilled fees for legal services of $1.0 million due to Latham & Watkins LLP.
Indemnification of Directors and Officers
Our restated certificate of incorporation and Bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law. Delaware law prohibits our restated certificate of incorporation from limiting the liability of our directors for the following:
•any breach of the director’s duty of loyalty to us or to our stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other
2021 Proxy Statement | | 71

laws, such as the federal securities laws or other state or federal laws. Under our Bylaws, we may purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification required in our restated certificate of incorporation and Bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our restated certificate of incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. Certain of our directors and officers have been named in connection with current litigation with a former co-manufacturer and the derivative actions putatively brought on behalf of the company as described in Note 10 to our consolidated financial statements included in our 2020 Form 10-K, and such proceedings may result in claims for indemnification by any such director or officer.
Policies and Procedures for Related Person Transactions
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related-party transactions,” which are transactions between us and related persons and in which a related person has or will have a direct or indirect material interest. The written charter of our audit committee provides that our audit committee will review and oversee procedures designed to identify related party transactions that are material to Beyond Meat and that our audit committee will review and approve in advance or ratify any related-party transaction.
We have adopted a formal written policy providing that we are not permitted to enter into any transaction in which any related person has a direct or indirect material interest without the approval of our audit committee. In approving or rejecting any such transaction, our audit committee is to consider, among other things, the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. All related-party transactions in 2020 were approved in accordance with this policy.
72 | | 2021 Proxy Statement

OTHER MATTERS

2020 Annual Report and SEC Filings
Our consolidated financial statements for our year ended December 31, 2020 are included in our 2020 Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at https://investors.beyondmeat.com and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Beyond Meat, Inc., Attention: Investor Relations, 119 Standard Street, El Segundo, California 90245.

Stockholders Sharing the Same Address
The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other nominee and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other nominee. You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Beyond Meat, Inc., 119 Standard Street, El Segundo, California 90245, Attention: Secretary or by calling (866) 756-4112. We will promptly send additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other nominee or sending a written request to Beyond Meat, Inc. at the address above or by calling (866) 756-4112.

Special Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the federal securities laws. We have based these forward-looking statements largely on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “may,” “will,” “will continue,” “could,” “will likely result,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “predict,” “project,” “expect,” “potential” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such difference include the risks discussed in Part I, Item 1A, “Risk Factors,” included in our 2020 Form 10-K, and those discussed in other documents we file from time to time with the SEC. Forward-looking statements speak only as of the date of this proxy statement. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws.
2021 Proxy Statement | | 73

If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Our board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, mobile device, or by using the Internet as instructed on the proxy card or execute and return, at your earliest convenience, the proxy card.

THE BOARD OF DIRECTORS
El Segundo, California
April 9, 2021
74 | | 2021 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

BEYOND MEAT, INC.
119 STANDARD STREET
EL SEGUNDO, CA 90245

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BYND2021**

You may attend the meeting via the Internet and vote electronically during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 18, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D41372-P51914 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEYOND MEAT, INC.

The Board of Directors recommends you vote FOR the following nominees for director:

	For All	Withhold All	For All Except
1. Election of three Class II directors of the Company to serve until the Company's 2024 annual meeting of stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Sally Grimes
02) Muktesh "Micky" Pant
03) Ned Segal

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR for the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. To approve, on an advisory (non-binding) basis, the frequency of future stockholder advisory votes to approve the compensation paid to the Company's named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

The 2021 Annual Meeting of Stockholders of Beyond Meat, Inc. will be held on May 19, 2021 at 8:00 a.m. PDT, virtually via the Internet at www.virtualshareholdermeeting.com/BYND2021.

To access the virtual meeting, you must have the information that is printed in the box next to the arrow located on the reverse side of this form.

D41373-P51914

BEYOND MEAT, INC.
Annual Meeting of Stockholders
May 19, 2021, 8:00 a.m. PDT
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Ethan Brown and Teri L. Witteman, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BEYOND MEAT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 8:00 a.m. PDT on May 19, 2021, at www.virtualshareholdermeeting.com/BYND2021, and any postponement, adjournment or continuation thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations "FOR" each nominee named in Proposal No. 1, "FOR" Proposal No. 2, "1 YEAR" on Proposal No. 3, and in the discretion of the proxies with respect to such other business as may properly come before the Annual Meeting. In the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the Board of Directors to fill such vacancy.

Continued and to be signed on reverse side